UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GOLDEN STAR RESOURCES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING

OF SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of shareholders of Golden Star Resources Ltd. (the “Company”) will be held at 2:00 p.m. (Toronto time) on Thursday, May 9, 2013 in the Huron/Escarpment Boardrooms at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6, for the following purposes:

1.	to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2012;

2.	to elect directors until the next annual general meeting;

3.	to consider and, if thought fit, pass the Advisory Vote on Named Executive Officer Compensation Resolution (as defined in the accompanying management information circular of the Company dated March 14, 2013 (the “Management Information Circular”));

4.	to consider and, if thought fit, pass the Rights Plan Resolution (as defined in the accompanying Management Information Circular) approving, ratifying and confirming the Company’s amended and restated shareholder rights plan agreement as more particularly described in the accompanying Management Information Circular;

5.	to appoint auditors to hold office until the next annual general meeting at a remuneration to be fixed by the Audit Committee; and

6.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Accompanying this notice of the Meeting (the “Notice of Meeting”) are a (i) Management Information Circular, (ii) form of proxy, and (iii) supplemental mailing list return card for use by shareholders who wish to receive the Company’s interim financial statements. The Company’s 2012 Annual Report containing the audited comparative financial statements of the Company as at and for the year ended December 31, 2012 and the related management’s discussion and analysis of financial condition and results of operations also accompany this Notice of Meeting.

If you are a registered shareholder of the Company and do not expect to attend the Meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by no later than 5:00 p.m. (Toronto time) on Wednesday, May 8, 2013. If you receive more than one proxy form because you own common shares registered in different names or addresses, each proxy form should be completed and returned.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.

Dated at Toronto, Ontario, this 14th day of March, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

By:	“Jeffrey A. Swinoga”
Jeffrey A. Swinoga
Executive Vice President and Chief Financial Officer

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF

COMMON SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL AND SPECIAL MEETING OF ALL COMMON SHAREHOLDERS.

TO BE HELD AT:

Escarpment/Huron Boardrooms

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Bay Adelaide Centre

Toronto, Ontario, Canada

M5H 2T6

On Thursday, May 9, 2013

at 2:00 p.m. (Toronto Time)

GOLDEN STAR RESOURCES LTD.

150 King Street West, Sun Life Financial Tower, Suite 1200

Toronto, Ontario, Canada M5H 1J9

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING

OF COMMON SHAREHOLDERS

TO BE HELD ON

Thursday, May 9, 2013

at 2:00 p.m. (Toronto time)

ALL AMOUNTS OF MONEY WHICH ARE REFERRED TO IN THIS MANAGEMENT INFORMATION CIRCULAR ARE EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES UNLESS OTHERWISE SPECIFIED.

Note: Shareholders who do not hold their common shares in their own name, as registered shareholders, should read “Advice to Beneficial Shareholders” for an explanation of their rights.

The information in this Management Information Circular is as of March 14, 2013 unless otherwise indicated.

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Common Shareholders of Golden Star Resources Ltd. to be held on Thursday, May 9, 2013

The Management Information Circular and 2012 Annual Report to Shareholders are available at

http://www.gsr.com/proxy_2013

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. (the “Corporation”) for the annual general and special meeting of the shareholders of the Corporation (the “Meeting”) to be held on Thursday, May 9, 2013, at 2:00 p.m. (Toronto time) in the Escarpment/Huron Boardrooms at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6 or at any adjournment or postponement thereof for the purposes set forth in the accompanying notice of meeting (the “Notice of Meeting”). This Management Information Circular and the accompanying form of proxy (“Proxy”) are expected to be mailed to the shareholders commencing on or about April 12, 2013.

Although it is expected that the solicitation of Proxies will be primarily by mail, Proxies may also be solicited personally or by telephone or personal interview by regular employees of the Corporation, at a nominal cost to the Corporation. Shareholders may also obtain Proxies on our website at http://www.gsr.com/proxy_2013. In accordance with applicable laws, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares (the “Common Shares”) of the Corporation held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Proxy, Samuel T. Coetzer, President and Chief Executive Officer of the Corporation, or failing him, Jeffrey A. Swinoga, Executive Vice President and Chief Financial Officer of the Corporation, have been designated by the board of directors of the Corporation and have indicated their willingness to represent as proxy each shareholder who appoints them. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN SAMUEL T. COETZER OR JEFFREY A. SWINOGA, BEING THE MANAGEMENT DESIGNEES, TO REPRESENT HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the space provided for that purpose on the Proxy the name of the person to be designated and deleting or striking therefrom the names of the management designees, or by completing another proper form of proxy. Such shareholder should notify the nominee of his or her appointment, obtain a consent to act as proxy and provide instructions on how the shareholder’s Common Shares are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney executed the proxy form. A form of proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered by no later than 5:00 p.m. (Toronto time) on Wednesday, May 8, 2013 or, if the Meeting is adjourned or postponed, no later than 5:00 p.m. (Toronto time) on the business day immediately prior to the day of the reconvening of the adjourned or postponed Meeting, to either (i) in the case of Common Shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange (“TSX”) or on the NYSE MKT (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to Attention: Canadian Stock Transfer Company Inc. as Administrative Agent for CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada, M1S 0A1, or (ii) in the case of Common Shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana. Late Proxies may be accepted or rejected at any time prior to the commencement time of the Meeting by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late Proxy.

In addition to revocation in any other manner permitted by law, a shareholder who has given a Proxy may revoke it at any time before it is exercised, by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Corporation, being 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9, Attention: Jill Thompson at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, at which the Proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, before any votes in respect of which the Proxy is to be used shall have been taken. In addition, a Proxy may be revoked by the shareholder personally attending at the Meeting, by registering with the scrutineers and voting his, her or its Common Shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders of the Corporation as a substantial number of shareholders do not hold their Common Shares in their own names. Shareholders of the Corporation who do not hold their Common Shares in their own names (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of an intermediary, typically a shareholder’s broker or an agent or nominee of that broker, such as a clearing agency in which the broker participates. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc.), and in the United States, the vast majority of such shares are registered in the name of Cede & Co. (the registration name of The Depositary Trust Company), which entities act as nominees for many brokerage firms. Common Shares held by brokers or their agents or nominees may be voted for or against resolutions or withheld from voting upon the instructions of the Beneficial Shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our Beneficial Shareholders. However, without specific instructions, an intermediary is prohibited from voting shares for Beneficial Shareholders (commonly referred to as a “broker non-vote”). Broker non-votes will not affect the outcome of the matters to be acted upon at the Meeting. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person and carefully follow the instructions provided by the intermediary in order to ensure that their Common Shares are voted at the Meeting.

Every intermediary has its own mailing procedures and provides its own return instructions to Beneficial Shareholder clients. Often, the form of proxy supplied to a Beneficial Shareholder by its intermediary is identical to the Proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the intermediary) how to vote on behalf of the Beneficial Shareholder. The majority of intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the meeting. A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of 5:00 p.m. (Toronto time) on Wednesday, May 8, 2013 in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her intermediary, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote such Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should, well in advance of the meeting, provide written instructions to the intermediary requesting that the Beneficial Shareholder be appointed a proxyholder in respect of the Common Shares held by the registered shareholder. A Beneficial Shareholder who has been appointed as proxyholder for the registered shareholder must be given authority to attend, vote and otherwise act for and on behalf of the registered shareholder in respect of all matters that may come before the Meeting.

All references to “shareholders” in this Management Information Circular and the accompanying Notice of Meeting and Proxy are to shareholders of record (and not to Beneficial Shareholders) unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.

VOTING OF PROXIES

The persons named in the enclosed Proxy are directors and/or officers of the Corporation who have indicated their willingness to represent as proxy the shareholders who appoint them. Each shareholder may instruct the shareholder’s proxy how to vote the shareholder’s Common Shares by completing the blanks on the Proxy.

All Common Shares represented at the Meeting by properly executed Proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted or withheld from voting in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE FOR THE MATTERS SET OUT THEREIN.

The enclosed Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Corporation.

VOTING SHARES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of first preferred shares (the “First Preferred Shares”). As of March 14, 2013, a total of 259,105,970 Common Shares and no First Preferred Shares were issued and outstanding. The board of directors of the Corporation (the “Board” or the “Board of Directors”) has fixed March 14, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each Common Share outstanding on the record date carries the right to one vote. The Corporation will arrange for the preparation of a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder’s name. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours at the office of Canadian Stock Transfer Company Inc., as Administrative Agent for CIBC Mellon Trust Company at 320 Bay Street, Toronto, Ontario, Canada, M5H 4A6. Under the Corporation’s By-laws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.

The following table shows the number of Common Shares beneficially owned (including Common Shares subject to convertible securities exercisable within 60 days), as of March 14, 2013 by each director of the Corporation, by each named executive officer of the Corporation, and by all directors and executive officers of the Corporation (including two individuals who are no longer employed by the Corporation). All information is taken from or based upon ownership filings made by such persons with the U.S. Securities and Exchange Commission (“SEC”) or upon information provided by such persons to the Corporation. Unless otherwise noted, the Corporation believes that each person shown below has sole investment and voting power over the Common Shares owned.

Name and Address of Beneficial Owner **	Amount and Nature of Common Shares Beneficially Owned (including Common Shares subject to convertible securities exercisable within 60 days)		Percent of Common Shares Beneficially Owned
Directors:
James E. Askew	626,000	[1]	*
Tim Baker	166,667	[2]	*
Robert E. Doyle	200,000	[3]	*
Ian MacGregor	310,000	[4]	*
Tony Jensen	100,000	[5]	*
Craig J. Nelsen	250,000	[6]	*
Christopher M.T. Thompson	700,000	[7]	*
William L. Yeates	150,000	[8]	*
Named Executive Officers:
Samuel T. Coetzer I	510,465	[9]	*
Bruce Higson-Smith	665,385	[10]	*
S. Mitchel Wasel	434,509	[11]	*
Thomas G. Mair II	2,071,872	[12]	*
Roger Palmer III	412,476	[13]	*
John Labate IV	—		—
Other Executive Officers:
Jeffrey A. SwinogaIII	66,667	[14]	*
Daniel Owiredu	627,842	[15]	*
Directors and All Executive Officers as a group	7,291,883	[16]	2.81	% [17]

*	Indicates less than one percent.
**	The address of each person, unless otherwise noted, is c/o Golden Star Resources Ltd., 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9.
I	Mr. Coetzer is also a director of the Corporation. Effective January 1, 2013, Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation.
II	Mr. Mair resigned as President and Chief Executive Officer of the Corporation effective December 31, 2012.
III	Mr. Palmer was appointed Chief Financial Officer of the Corporation effective January 31, 2012. Effective January 7, 2013, Mr. Palmer resigned as Chief Financial Officer of the Corporation and Mr. Swinoga was appointed as Chief Financial Officer.
IV	Mr. Labate resigned as Chief Financial Officer of the Corporation effective January 31, 2012.
1	Includes 190,000 Common Shares owned indirectly through International Mining and Finance Corporation, which is wholly-owned by Mr. Askew and 280,000 Common Shares subject to stock options exercisable within 60 days.
2	Includes 166,667 Common Shares subject to stock options exercisable within 60 days.
3	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
4	Includes 260,000 Common Shares subject to stock options exercisable within 60 days.
5	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
6	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
7	Includes 400,000 Common Shares subject to stock options exercisable within 60 days.
8	Includes 15,000 Common Shares owned indirectly by his spouse and 100,000 Common Shares subject to stock options exercisable within 60 days.
9	Includes 470,000 Common Shares subject to stock options exercisable within 60 days.
10	Includes 1,200 Common Shares owned indirectly by his spouse and 528,776 Common Shares subject to stock options exercisable within 60 days.
11	Includes 384,000 Common Shares subject to stock options exercisable within 60 days.
12	Includes 91,872 Common Shares owned indirectly by his spouse and 1,920,000 Common Shares subject to stock options exercisable within 60 days.
13	Includes 372,026 Common Shares subject to stock options exercisable within 60 days.
14	Represents 66,667 Common Shares subject to stock options exercisable within 60 days.
15	Represents 627,842 Common Shares subject to stock options exercisable within 60 days.
16	Includes an aggregate of 5,875,978 Common Shares subject to stock options exercisable within 60 days.
17	Calculated as (i) the total number of Common Shares held by directors, named executive officers and other executive officers as a group plus Common Shares subject to stock options exercisable within 60 days held by such persons, divided by (ii) the aggregate of the number of issued and outstanding Common Shares as of March 14, 2013 plus Common Shares subject to stock options exercisable within 60 days held by such persons.

The following table sets forth information as to each person known to the Corporation or its directors or executive officers to be beneficial owners of, or to have control or direction over, more than five percent of the outstanding shares of Common Shares as of March 14, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Common Shares Beneficially Owned		Percent of Common Shares Beneficially Owned
Van Eck Associates Corporation 335 Madison Ave —19th Floor New York, New York 10017	36,078,391	[1]	13.92%
Sentry Select Capital Corp. 199 Bay Street Suite 4100 Commerce Court West, PO Box 108 Toronto, Ontario, Canada M5L 1E2	30,238,600	[2]	11.67%

Heartland Advisors, Inc. and William J. Nasgovitz 789 North Water Street Milwaukee, Wisconsin 53202	25,985,870	[3]	10.03%
BlackRock Inc. 40 East 52nd Street New York, New York 10022	13,073,149	[4]	5.05%

1	Reflects Common Shares beneficially owned by Van Eck Associates Corporation according to a statement on Schedule 13G/A filed with the SEC on February 13, 2013, which indicates that Van Eck Associates Corporation, an investment adviser, has investment authority with respect to 36,078,391 Common Shares. The Schedule 13G/A states that the Common Shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation, two of which individually own more than 5% of the Common Shares.
2	Reflects Common Shares beneficially owned by Sentry Select Capital Corp. (“SSCC”) according to a statement on Schedule 13G/A filed with the SEC on February 5, 2013, which indicates that SSCC exercises control over 30,238,600 Common Shares. The Schedule 13G/A states that the Common Shares are beneficially owned by Sentry Investments Inc., which is the wholly-owned subsidiary of SSCC.
3	Reflects Common Shares beneficially owned by Heartland Advisors, Inc. and William J. Nasgovitz according to a statement on Schedule 13G/A filed with the SEC on February 7, 2013, which indicates that the Heartland Advisors, Inc., an investment adviser, and William J. Nasgovitz have shared voting power with respect to 24,803,695 Common Shares and shared dispositive power with respect to 25,985,870 Common Shares.
4.	Reflects Common Shares beneficially owned by BlackRock Inc. according to a statement on Schedule 13G filed with the SEC on January 30, 2013, which indicates that BlackRock Inc. exercises control over 13,073,149 Common Shares.

EXECUTIVE OFFICERS

As of March 14, 2013, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name	Age	Office and Experience	Officer Since
SAMUEL T. COETZER	52	Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation, effective January 1, 2013 and a director of the Corporation in December 2012. Prior to this appointment, he served the Corporation as Executive Vice President and Chief Operating Officer from March 2011 to December 2012. Mr. Coetzer has over 25 years of international mining experience, having held increasing levels of responsibility in various mining companies including Kinross Gold Corporation, Xstrata Nickel, Xstrata Coal South Africa, and Placer Dome Inc. From September 2010 until joining the Corporation, he was the Senior Vice President of Red Back Integration at Kinross. Mr. Coetzer consulted to Kinross from February 2009 and was appointed in May 2009 as Senior Vice President, South American Operations for Kinross, serving in this role until September 2010. In this role, Mr. Coetzer was responsible for overseeing the Kinross assets in Brazil, Chile and Ecuador. From June 2007 to October 2008, Mr. Coetzer was the Chief Operating Officer of Xstrata Nickel, and from March 2006 to June 2007, he was the Chief Operating Officer of Xstrata Coal South Africa. Mr. Coetzer also has significant experience in Africa, having been with Placer Dome Inc.’s South African and Tanzanian operations, where he was Managing Director—South Africa and the Executive General Manager – Tanzania, from 2003 to February 2006. Mr. Coetzer’s experience and expertise in managing mining operations of various mining companies positions him well to serve as the Chief Executive Officer and member of the Board of Directors. As Chief Executive Officer and formerly Chief Operating Officer of the Corporation, Mr. Coetzer has demonstrated strong leadership skills and extensive knowledge of operational issues facing the Corporation.	2011

JEFFREY A. SWINOGA	45	Mr. Swinoga was appointed Executive Vice President and Chief Financial Officer of the Corporation in January 2013. From July 2009 to December 2012, Mr. Swinoga served as Vice President, Finance and Chief Financial Officer of North American Palladium Ltd. He served as Senior Vice President of Finance and Chief Financial Officer of MagIndustries Corporation from	2013

Name	Age	Office and Experience	Officer Since
		September 2008 to July 2009, and Vice President of Finance and Chief Financial Officer of HudBay Minerals Inc. from October 2005 to August 2008. He previously served as Director, Finance of Barrick Gold Corporation from 1998 to 2005. In addition, Mr. Swinoga served as a Director and Audit Committee Chairman of Tonbridge Power Inc. in 2011. He is a Chartered Accountant and a member of the Institute of Chartered Accountants of Ontario.

BRUCE HIGSON-SMITH	52	Mr. Higson-Smith has served as Senior Vice President, Corporate Strategy since January 2013. Prior to that, he served the Corporation as Senior Vice President Finance and Corporate Development from January 2012 to January 2013 and Vice President, Corporate Development from September 2003 to January 2012. Mr. Higson-Smith is a qualified mining engineer with over 25 years of experience in the mining business. Following several years in underground mining operations in Africa and after earning an MBA in finance, Mr. Higson-Smith spent 10 years reviewing projects, conducting due diligence, negotiating and structuring mining transactions around the world, initially with the Castle Group, a mining investment management company, and then with Resource Capital Funds. Since joining the Corporation in 2003, he has been responsible for evaluating and executing M&A opportunities for the Corporation and also spent a year in Ghana as General Manager of Bogoso/Prestea mine.	2003

S. MITCHEL WASEL	48	Mr. Wasel has served as Vice President Exploration since September 2007, prior to which he served the Corporation as Regional Exploration Manager for West Africa from March 2004. Mr. Wasel served as the Corporation’s Exploration Manager—Ghana from 2000 to March 2004. Mr. Wasel has acted in various other roles with the Corporation since 1993 when he commenced his service with the Corporation as an exploration geologist, where he worked in the Corporation’s regional exploration program in Suriname and later with the Gross Rosebel project, ultimately as Project Manager. Prior to joining the Corporation, he worked with several companies in northern Canada in both exploration and mine geology.	2007

DANIEL OWIREDU	55	Mr. Owiredu was appointed Executive Vice President Operations of the Corporation effective January 1, 2013. Mr. Owiredu has more than 20 years’ experience in the mining sector in Ghana and West Africa. Mr. Owiredu previously served the Corporation as Senior Vice President Ghana Operations since May 10, 2012. Prior to that, he was Vice President Ghana Operations since September 2006. Prior to joining the Corporation, Mr. Owiredu served as Deputy Chief Operating Officer Africa for AngloGold Ashanti Ltd. following the amalgamation of AngloGold Ltd. and Ashanti Goldfields Co. Ltd. Mr. Owiredu’s prior experience includes successfully managing the construction and operation of the Bibiani mine for Ashanti. He also managed the Siguiri mine in Guinea and the Obuasi mine in Ghana for Ashanti.	2006

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

In 2012, the Corporation revisited its compensation philosophy as part of a general review of its strategic needs and objectives. It concluded that the elements of executive compensation should continue, in keeping with industry practice, to consist of:

•	Base Salary;

•	Annual Bonus (“STIP”); and

•	Long Term Compensation (“LTIP”);

and that:

•	LTIP should be made up of stock options (50%) and share appreciation rights (50%); and

•	It would establish a Chairman’s Fund for Innovation and Special Recognition (the “Chairman’s Fund”), which is a discretionary fund under which awards will be made for ideas and changes that have the potential to create value and which are measured, adopted and implemented, as well as to recognize exceptional contributions.

This philosophy is designed among other things to place more emphasis on retaining well qualified individuals whose continued presence is seen as key to the Corporation’s success and on encouraging better than budget performance. It is applied in setting the compensation for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and other executive officers named in the Executive Compensation Table below (collectively, the “Named Executive Officers” or “NEOs”).

Compensation Elements and Rationale for Pay Mix Decisions

The Corporation’s executive compensation philosophy continues to reflect the following principles.

(i)	Compensation should be related to performance

A significant portion of a NEO’s compensation should be based on individual performance as well as on the performance of the NEO’s business unit or function and corporate performance. During periods when performance meets or exceeds the established objectives, NEOs should be paid at or more than target levels. When performance does not meet established objectives, incentive award payments, if any, should be less than such levels.

(ii)	Incentive compensation should represent a significant percentage of a Named Executive Officer’s total compensation

A significant percentage of compensation should be paid in the form of short-term and long-term incentives, calculated and paid based on financial results including profitability and shareholder value creation and on individual performance. NEO’s incentives must be aligned with increases in sustained corporate profitability and shareholder returns.

(iii)	Compensation levels should be competitive

A competitive compensation program is vital to the Corporation’s ability to attract and retain qualified senior executives. The Corporation periodically reviews survey data and regularly assesses peer group data to ensure that the compensation program is competitive.

(iv)	Incentive compensation should balance short and long-term performance

To reinforce the importance of balancing strong short-term annual results and long-term viability and success, NEOs receive both short and long-term incentives. Short-term incentives focus on the achievement of certain objectives for the current year, while stock options and share appreciation rights create a focus on share price appreciation over the medium and longer term.

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the compensation of the Named Executive Officers. The Compensation Committee has taken the following actions to link pay and performance for NEOs:

•	application of performance-based awards in the Corporation’s LTIP;

•	alignment of compensation structures to a competitive pay strategy; and

•	periodic rotation of Compensation Committee members to promote a non-biased approach to pay considerations.

In determining the CEO’s compensation, the Compensation Committee annually evaluates the CEO’s performance and considers the Corporation’s performance and relative shareholder return, the compensation of chief executive officers at comparable companies and, with input from the CEO, such other factors as are deemed relevant. In determining the compensation of the other NEOs, the Compensation Committee evaluates each individual’s performance, recommendations of the CEO, the Corporation’s overall performance and comparable compensation paid to similarly situated officers in comparable companies.

The Compensation Committee determines any STIP to be awarded to the CEO and the other NEOs based on a combination of the Corporation’s performance for the year and the achievement of both corporate and individual key performance indicators established by the Compensation Committee with input from the CEO as of the commencement of the year.

At the Corporation’s 2012 annual general meeting of shareholders, approximately 96% of the votes cast were in favour of the Corporation’s NEO compensation program. Accordingly, the Compensation Committee has not made any material changes to the NEO compensation program for 2013.

Compensation Consultants

The Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist it in the evaluation of NEO compensation. The Compensation Committee has sole authority to approve such consultants’ fees and retention terms and to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Corporation and the Compensation Committee believe that analyzing and assessing salaries at comparable companies and aligning executive base salaries and incentive compensation for NEOs are critical to a competitive compensation program. When appropriate, the Compensation Committee retains independent consultants to assist in evaluating and setting executive cash and long term incentive compensation. In 2012, the Hay Group compared the Corporation’s compensation practices to those in the mining industry generally based on Hay’s proprietary databases. Hay also provided an analysis of mining companies in several comparable groups. Based on information which is publicly available and that is provided by independent consultants, such as the Hay Group, the Compensation Committee exercises its business judgment in setting base salaries and incentive compensation levels for NEOs.

In determining compensation, the Board and the Compensation Committee also evaluate each NEO’s level of responsibility and experience as well as company-wide performance. A NEO’s success in achieving business results, promoting core values, improving health and safety and demonstrating leadership are also taken into account when reviewing base salaries. STIP and LTIP are targeted and paid out based on a percentage of base salary. Other elements of compensation are affected by changes in base salary.

Review of Senior Executive Performance

The Compensation Committee reviews, on an annual basis, compensation elements of each NEO. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels.

The CEO presents to the Compensation Committee his evaluation of each NEO, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. The Compensation Committee members also have the opportunity to interface with the NEOs during the year.

Elements of the 2012 Executive Compensation Program

Total compensation for NEOs in 2012 consisted of the following elements:

•	Base salary

•	STIP

•	LTIP

•	Health and welfare benefits (and 401(k) savings plan for U.S. based executives only)

•	Perquisites

•	Severance and Change in Control benefits

•	Chairman’s Fund

Base Salaries. NEO base salaries are determined by evaluating the NEO’s level of responsibility and performance and the Corporation’s performance, as well as general economic conditions and marketplace compensation trends. Recognition is given to outstanding individual performance, or to recognize an increase in responsibility; however, in general the Corporation’s philosophy is that total NEO compensation above competitive median levels should be paid from the variable portion of the compensation package.

STIP. The STIP provides each NEO with the opportunity to earn a bonus based on the achievement of specific company-wide, business unit or function and individual performance goals. Incentive bonuses may be paid in a combination of cash and stock as approved by the Compensation Committee at the beginning of each year for the prior fiscal year’s performance. The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each NEO, based on competitive practices.

For 2012, STIP was targeted at 60% to 100% of base salary depending on the position of the NEO and can range from zero, if planned performance targets were not achieved, to 200% of target payout, if results significantly exceed planned performance. 2012 STIP targets and objectives were determined based on a combination of achievement of corporate performance objectives and achievement of individual performance measures. Eighty percent of a NEO’s bonus target was weighted on corporate objectives and 20% on individual performance objectives. For 2012, corporate performance objectives included achieving budgeted production and cash costs from Bogoso/Prestea and Wassa, mineral reserve and resource replacement, free cash flow targets and safety objectives, as further described below. The 2012 corporate objectives were defined in the 2012 operating plan and budget and individual performance measures for NEOs (other than the CEO) were defined and agreed to in early 2012 between each individual NEO and the CEO. The CEO’s individual performance objectives were agreed to by the CEO and the Compensation Committee.

To illustrate with an example, if a NEO’s base salary is $200,000 with a target incentive bonus of 60% of base salary or $120,000, then 80% of the $120,000 target or $96,000 would be weighted on corporate objective performance and 20% or $24,000 would be weighted on individual performance. If 80% of the corporate objectives and 85% of individual performance measures were actually achieved, the final bonus calculation is:

Corporate: 80% achieved x $96,000 = $76,800

Individual: 85% achieved x $24,000 = $20,400

Total STIP earned = $76,800 + $20,400 = $97,200

The 2012 corporate performance objectives and the performance results applicable to each NEO other than the Corporation’s Vice President of Exploration are provided in the table below:

2012 Corporate Performance Objectives		2012 Target Payout Range			2012 Results
Performance Metric	Weighting	Minimum (30%)	Target (100%)	Maximum (200%)	2012 Performance	Payout Percentage
Bogoso - Annual Production (oz)	15%	197,655	213,681	245,733	175,431	0.0%
Wassa - Annual Production (oz)	15%	132,006	142,709	164,116	160,917	170.7%
Bogoso - Direct Operating Costs Per Ounce[1]	15%	$ 1,219	$1,134	$964	$1,355	0.0%
Wassa - Direct Operating Costs per Ounce[1]	15%	$ 1,054	$980	$833	$927	122.8%
Free Cash Flow (in thousands)[2]	20%	-$ 112	$5,801	$28,586	$25,116	184.8%
Total Result:						101.2%

1	Direct operating cost per ounce represents the cash mining operations cost incurred by the operation excluding adjustments for the build-up or drawdown of metals inventory divided by the ounces sold by the operation.
2	Free cash flow is the sum of the operating cash flow generated by operations minus the cash used for investing activities with some minor adjustments for non-cash items.

As reflected in the table above, 101.2% of the corporate objectives pertaining to each of the NEOs other than the Corporation’s Vice President of Exploration were achieved in 2012. Bonuses were determined to be paid to each of these NEOs based on this percentage and the individual performance of each NEO.

The 2012 corporate performance objectives and the performance results applicable to the Corporation’s Vice President of Exploration are provided in the table below:

2012 Corporate Performance Objectives		2012 Target Payout Range			2012 Results
Performance Metric	Weighting	Minimum (30%)	Target (100%)	Maximum (200%)	2012 Performance	Payout Percentage
Bogoso - Annual Production (oz)	10%	197,655	213,681	245,733	175,431	0.0%
Wassa - Annual Production (oz)	10%	132,006	142,709	164,116	160,917	170.7%
Bogoso - Direct Operating Costs per Ounce[1]	10%	$1,219	$1,134	$964	$1,355	0.0%
Wassa - Direct Operating Costs per Ounce[1]	10%	$1,054	$980	$833	$927	122.8%
Safety[2]	10%				No incidents	100%
Resource Replacement Ratio (oz, in thousands)[3]	30%	2.68	2.92	3.36	3.01	100%
Total Result:						86.69%

1	Direct operating cost per ounce represents the cash mining operations cost incurred by the operation excluding adjustments for the build-up or drawdown of metals inventory divided by the ounces sold by the operation.
2	Based on frequency of lost time injuries.
3	Based on the number of ounces of mineral resources added compared to ounces depleted and converted into mineral reserves.

As reflected in the table above, 86.69% of the corporate objectives pertaining to the Corporation’s Vice President of Exploration were achieved in 2012. A bonus was determined to be paid to the Corporation’s Vice President of Exploration based on this percentage and his individual performance.

See the “Executive Compensation Table” below for information regarding the 2012 STIP paid to each NEO. Of the bonuses earned in 2012, 30% will be deferred, with the deferral for 2012 incentive bonuses to be for a period of 24 months and the deferral for 2013 incentive bonuses to be for a period of 12 months. Accordingly, 30% of the 2012 bonuses that would otherwise be payable in 2013 will be payable in March 2015. Deferred amounts are subject to forfeiture in the event that the executive ceases to be employed by the Corporation prior to the deferred payment date but are payable upon a Change in Control (as defined below).

LTIP. The LTIP comprises a substantial portion of each NEO’s compensation, consistent with the Corporation’s at-risk pay philosophy. The objective is to provide NEOs with long-term incentive award opportunities that are consistent with performance. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants. Historically, the LTIP consisted principally of stock options. In February 2012, as part of the implementation of its revised compensation philosophy, the Corporation established the SARs Plan (as defined below) providing for the issuance of share appreciation rights (“SARs”) to directors, executive officers, employees and consultants of the Corporation and/or its subsidiaries. The SARs Plan is described under “Equity Compensation Plan Information – Share Appreciation Rights Plan”. In 2012, SARS made up 50% of the LTIP with stock options making up the other 50%. For future years it is expected that SARs will continue to make up 50% of the LTIP with stock options making up the other 50%.

Actual award amounts for LTIP awards may vary significantly based on Corporation and individual performance, market conditions, stock price and availability of stock options for grant. Awards are determined at the beginning of each year for the prior fiscal year’s performance.

An important objective of the LTIP is to strengthen the relationship between the long-term value of the Corporation’s share price and the potential financial gain for employees. A stock option or SAR becomes valuable only if the price of the Common Shares increases above the option exercise price or the price of a Common Share increases after the date of the grant of the SAR and the holder of the option or SAR remains employed during the period required for the option or SAR to vest, thus providing an incentive for an option holder or holder of a SAR to remain employed by the Corporation. In addition, stock options and SARs link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of the shares.

Health and Welfare Benefits Programs and 401(k) Savings Plan. The Corporation offers health and welfare programs and a 401(k) savings program to all eligible U.S. based employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the managerial workforce. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Corporation’s health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to NEOs. Premiums for supplemental life insurance are paid by the Corporation on behalf of a NEO.

The 401(k) savings plan is intended to supplement the employee’s personal savings and social security. The Corporation adopted the 401(k) savings plan to enable employees to save for retirement through a tax-advantaged combination of employee and Corporation contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All U.S. based employees, including NEOs, are eligible to participate in the 401(k) savings plan. No savings plan is offered to NEOs who are based in non-U.S. locations. No other retirement plans are provided to NEOs.

A matching contribution is made to the 401(k) savings plan for each payroll period on behalf of each eligible member equal to 100% of the first 6% of an eligible member’s pre-tax contributions and catch-up contributions. For 2012, the maximum limit on employee contributions to a 401(k) plan was $17,000 for participants under age 50, and $22,500 for participants age 50 and older. Under IRC Section 401(a)(17), the compensation limitation that can be taken into account when determining employer and employee contributions was $250,000 for 2012.

Perquisites. Named Executive Officers, as well as other eligible employees of the Corporation, are provided with the following, among other, benefits as a supplement to their other compensation:

•	Life Insurance & Accidental Death & Dismemberment Coverage (also referred to as Personal Accident Insurance): The Corporation pays 100% of the premium for life insurance and accidental death and dismemberment coverage equal to three times the NEO’s base salary, subject to certain limitations.

•	Short-Term and Long-Term Disability: The Corporation pays 100% of the premium cost for short-term and long-term benefit programs for NEOs. The short-term disability program provides income replacement at 60% of base pay level (up to $10,000 per month for salaried employees) beginning on the 15th day of disability for up to six months or recovery. Long-term disability then continues until recovery at 60% of the base pay level (up to $10,000 per month for salaried employees) after being disabled for six months.

•	Expenses for Expatriates: The Corporation pays an annual meal allowance of $3,600 for NEOs working outside the United States or Canada. The Corporation also makes payments for foreign taxes, housing and utilities for expatriate NEOs.

The Compensation Committee annually reviews the perquisites provided to NEOs to determine if adjustments are appropriate.

Employment Agreements and Severance Arrangements. Upon certain types of terminations of employment (including a termination following a Change in Control of the Corporation), severance benefits are payable to the NEOs. These severance benefits are designed to attract and retain senior executives and to provide replacement income if their employment is terminated involuntarily other than for cause. Severance benefits are specifically provided for in each NEO’s employment agreement. To be eligible to receive severance benefits under the terms of their employment agreements, a NEO must (i) be an executive on the date of termination, (ii) be involuntarily terminated (other than for cause), and (iii) execute and deliver a release agreement.

As of December 31, 2012, the Corporation or a subsidiary had entered into employment agreements with Messrs. Coetzer (who until December 31, 2012 served as Executive Vice President and Chief Operating Officer), Palmer (who until January 7, 2013 served as Vice President and Chief Financial Officer), Higson-Smith and Wasel. The material terms of these employment agreements include: (a) employment for one year with automatic renewal for successive one-year periods unless either the Corporation or the employee gives notice of non-renewal of the employment agreement (except that Mr. Palmer’s employment agreement has a term of three years with no automatic renewal); (b) a base salary (as set forth below under “Executive Compensation Table”); (c) severance payments upon a termination of employment without cause in an amount equal to the sum of (i) the employee’s base salary, (ii) the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and (iii) amounts equal to the value of the previous year’s benefits; (d) a lump sum payment in the event of a termination upon a “Change of Control” (as referred to below) equal to two times the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on the value of previous year’s benefits and a portion of the target bonus for the employee for the current calendar year which is prorated to the portion of such year prior to the employee’s termination; and (e) participation in the Stock Option Plan (as defined below), the Executive Bonus Plan (as defined below), and in such of the Corporation’s benefit and deferred compensation plans as are from time to time available to executive officers of the Corporation. In addition, in the event of either a termination by the Corporation without cause or a termination following a Change in Control, all unvested stock options immediately vest and remain exercisable for 12 months following termination. Mr. Higson-Smith may also be entitled to receive tax gross-up payments.

The Corporation’s former Senior Vice President and Chief Financial Officer, Mr. John Labate, resigned from those positions, effective January 31, 2012 (the “Resignation Date”). Pursuant to a severance and release agreement, Mr. Labate received a lump sum cash severance payment in the amount of $397,314, less applicable deductions and withholdings. Additionally, Mr. Labate’s outstanding unvested options granted under the Option Plan were accelerated and became vested as of the Resignation Date. All of Mr. Labate’s options expired on February 7, 2013.

On December 13, 2012, the Corporation’s then President and CEO, Mr. Tom Mair, resigned from those positions, effective December 31, 2012 (the “Separation Date”). Pursuant to a severance and release agreement, Mr. Mair received a lump sum cash severance payment in the amount of $1,017,000, less applicable deductions and withholdings. On June 30, 2013, Mr. Mair will receive a lump sum severance payment in the amount of $944,085, less applicable deductions and withholdings. Additionally, Mr. Mair’s outstanding unvested options granted under the Option Plan were accelerated and became vested as of the Separation Date. All of Mr. Mair’s options will expire on December 31, 2015.

Mr. Mair was replaced by Mr. Samuel Coetzer, who was appointed President and Chief Executive Officer effective January 1, 2013. Mr. Coetzer entered into a new employment agreement with the Corporation effective January 1, 2013. Mr. Coetzer’s employment agreement contains similar material terms to his previous employment agreement except (a) the term of employment is indefinite unless employment is terminated as provided in the termination section of the agreement upon retirement, by the Corporation for cause or without cause, by death or disability, or by the employee for a material breach of the agreement by the Corporation or voluntarily; and (b) the severance payment upon a termination of employment without cause is equal to two times the sum of (instead of the sum of) (i) the employee’s base salary, (ii) the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and (iii) amounts equal to the value of the previous year’s benefits.

Effective January 7, 2013, Mr. Roger Palmer resigned from his position as Chief Financial Officer of the Corporation to become the Vice President and Treasurer of the Corporation. Mr. Jeffrey Swinoga was appointed Executive Vice President and Chief Financial Officer effective January 7, 2013. Mr. Swinoga entered into a new employment agreement with the Corporation effective December 13, 2012. Mr. Swinoga’s employment agreement contains similar material terms to the employment agreements of Messrs. Higson-Smith and Wasel, set out above, except, that the term of employment is indefinite unless employment is terminated as provided in the termination section of the agreement upon retirement, by the Corporation for cause or without cause, by death or disability, or by the employee for a material breach of the agreement by the Corporation or voluntarily.

Under the employment agreements, a “Change in Control” is defined, generally, as (i) the acquisition of more than 30% of the Corporation’s voting stock by a person or group, (ii) board members at a specified date, or persons appointed or nominated by them, cease to constitute a majority of the board, or (iii) shareholders approve a merger of the Corporation (other than a merger in which the shareholders of the Corporation prior to the merger continue to own more than 50% of the outstanding stock of the surviving entity), a sale of substantially all of the Corporation’s assets, or a liquidation. Change in Control severance benefits become payable under the terms of the employment agreements if, within 12 months (as applicable) following a Change in Control, the employee’s employment is terminated by the Corporation or the surviving or successor entity without cause or the employee voluntarily terminates his/her employment for specified reasons. Such reasons include a substantial alteration in the nature or status of employment responsibilities, reduction in compensation or benefits, relocation, or breach by the surviving or successor entity of the employment agreement.

Chairman’s Fund. In 2012, the Corporation established the Chairman’s Fund, a discretionary fund designed to reward innovative and exceptional contributions to the Corporation. Named Executive Officers, as well as other eligible employees of the Corporation, may be given a cash award in recognition of their contributions to innovation, excellence, improving safety and reducing costs. In 2012, the Chairman’s Fund awarded an aggregate of $50,000 to NEOs.

EXECUTIVE COMPENSATION TABLE

Summary Compensation Table

The following table sets forth the compensation earned by the CEO and other NEOs for services rendered to the Corporation and its subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010. Bonuses are paid under the Corporation’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

NEO Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards [1] ($)		SARs Awards [2] ($)		Non-Equity Incentive Plan Compensation [3] ($)		All Other Annual Compensation ($)		Total ($)
Thomas G. Mair	2012	569,000	—	—	713,950	[4]	472,727	[5]	—	[6]	1,042,700	[7]	2,798,377
President and Chief Executive OfficerI	2011	569,000	—	—	502,500	[8]	—		155,762	[9]	25,338	[7]	1,252,600
	2010	550,000	—	—	476,000	[10]	—		244,344	[11]	24,599	[7]	1,294,943
Samuel T. Coetzer	2012	450,000	—	—	445,400	[12]	295,455	[13]	443,633	[14]	3,841	[15]	1,638,329
Executive Vice President	2011	347,885	—	—	804,000	[16]	—		79,852	[17]	3,841	[15]	1,235,578
and Chief Operating Officer (now President and Chief Executive Officer)II	2010	NA	—	—	NA		—		NA		NA		NA
John A. Labate	2012	29,700	—	—	—		—		—		399,682	[18]	429,382
Senior Vice President and Chief Financial OfficerIII	2011	269,100	—	—	150,750	[19]	—		—	[20]	22,970	[18]	442,820
	2010	260,000	—	—	238,000	[21]	—		74,202	[22]	22,568	[18]	594,770
Roger Palmer	2012	250,000	—	—	124,500	[23]	82,070	[24]	148,478	[25]	22,848	[26]	627,896
Vice President and Chief Financial OfficerIV	2011	200,000	—	—	100,500	[27]	—		28,509	[28]	21,474	[26]	350,483
	2010	201,000	—	—	119,000	[29]	—		48,701	[30]	13,807	[26]	382,508
Bruce Higson-Smith	2012	280,000	—	—	208,290	[31]	137,879	[32]	207,869	[33]	18,682	[34]	852,720
Senior Vice President Finance and Corporate Development	2011	220,000	—	—	100,500	[35]	—		43,662	[36]	16,104	[34]	380,226
	2010	193,000	—	—	119,000	[37]	—		43,047	[38]	14,472	[34]	369,519
S. Mitchel Wasel	2012	220,000	—	—	137,550	[39]	90,606	[40]	116,094	[41]	117,217	[42]	681,467
Vice President Exploration	2011	217,500	—	—	100,500	[43]	—		37,854	[44]	133,927	[45]	489,781
	2010	205,000	—	—	178,500	[46]	—		47,385	[47]	160,325	[48]	591,210

I.	Mr. Mair resigned as President and Chief Executive Officer of the Corporation effective December 31, 2012.
II.	Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation effective January 1, 2013.
III.	Mr. Labate resigned as Chief Financial Officer of the Corporation effective January 31, 2012.
IV.	Mr. Palmer was appointed Chief Financial Officer of the Corporation effective January 31, 2012. Effective January 7, 2013, Mr. Palmer resigned as Chief Financial Officer of the Corporation and Mr. Swinoga was appointed as Chief Financial Officer.
1	This column shows the grant date fair value of the option awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2010, 2011 and 2012. A discussion of the assumptions used in calculating the award values may be found in Note 17 to the Corporation’s 2012 audited financial statements as found in the Corporation’s Form 10-K for the year ended December 31, 2012.
2	This column shows the grant date fair value of the SARs awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the SARs awards may be found in Note 17 to the Corporation’s 2012 audited financial statements as found in the Corporation’s Form 10-K for the year ended December 31, 2012. This amount does not necessarily correspond to the actual value that will be realized by the recipient. Under ASC Topic 718, the measurement date for cash settled SARs is the date of settlement. Accordingly, liabilities related to SARs are re-measured at the end of each reporting period until settlement.
3	The incentive bonuses payable in respect of the Corporation’s 2012 fiscal year will be paid in cash. Of the bonuses earned in 2012, 30% will be deferred, with the deferral for 2012 incentive bonuses to be for a period of 24 months and the deferral for 2013 incentive bonuses to be for a period of 12 months. Accordingly, 30% of the 2012 bonuses that would otherwise be payable in 2013 will be payable in March 2015.
4	Consists of 545,000 stock options granted February 13, 2012 at an exercise price of $2.02 and a fair value of $1.31 per share.

5	Consists of 363,636 SARs granted on February 13, 2012 at an exercise price of $1.98 and a fair value of $1.30.
6	Annual incentive bonus for 2012 was not paid due to Mr. Mair’s resignation effective December 31, 2012.
7	This amount includes $15,000 in 2012, $14,700 in 2011 and $14,700 in 2010 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $10,700 in 2012, $10,638 in 2011 and $9,899 in 2010 for premiums paid for life insurance for the benefit of this executive. The amount for 2012 also includes severance paid to Mr. Mair on December 31, 2012 in the amount of $1,017,000.
8	Consists of 250,000 stock options granted March 9, 2011 at an exercise price of $2.92 and a fair value of $2.01 per share.
9	Annual incentive bonus for 2011 included a cash bonus of $77,881 and 41,872 Common Shares valued at approximately $77,881; the value of the Common Shares issued was calculated using the closing price of the Common Shares on the NYSE MKT on March 30, 2012.
10	Consists of 200,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
11	Annual incentive bonus cash payment for 2010.
12	Consists of 340,000 stock options granted February 13, 2012 at an exercise price of $2.02 and a fair value of $1.31 per share.
13	Consists of 227,273 SARs granted on February 13, 2012 at an exercise price of $1.98 and a fair value of $1.30.
14	Annual incentive bonus cash payment for 2012.
15	This amount includes $3,841 in 2012 and $3,841 in 2011 for premiums paid for life insurance for the benefit of this executive.
16	Consists of 400,000 stock options granted March 9, 2011 at an exercise price of $2.92 and a fair value of $2.01 per share.
17	Annual incentive bonus for 2011 included a cash bonus of $39,926 and 21,465 Common Shares valued at approximately $39,926; the value of the Common Shares issued was calculated using the closing price of the Common Shares on the NYSE MKT on March 30, 2012.
18	This amount includes $1,637 in 2012, $14,700 in 2011 and $14,700 in 2010 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $731 in 2012, $8,270 in 2011, $7,868 in 2010 for premiums paid for life insurance for the benefit of this executive. The amount for 2012 also includes severance paid to Mr. Labate on January 31, 2012 in the amount of $397,314.
19	Consists of 75,000 stock options granted March 9, 2011 at an exercise price of $2.92 and a fair value of $2.01 per share.
20	Annual incentive bonus for 2011 was not paid due to Mr. Labate’s resignation on January 31, 2012.
21	Consists of 100,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
22	Annual incentive bonus cash payment for 2010.
23	Consists of 95,000 stock options granted February 13, 2012 at an exercise price of $2.02 and a fair value of $1.31 per share.
24	Consists of 63,131 SARs granted on February 13, 2012 at an exercise price of $1.98 and a fair value of $1.30.
25	Annual incentive bonus cash payment for 2012.
26	This amount includes $13,375 in 2012, $11,964 in 2011 and $9,883 in 2010 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $9,473 in 2012, $9,510 in 2011 and $3,924 in 2010 for premiums paid for life insurance for the benefit of this executive.
27	Consists of 50,000 stock options granted at an exercise price of $2.92 and a fair value of $2.01 per share.
28	Annual incentive bonus for 2011 included a cash bonus of $14,255 and 7,664 Common Shares valued at approximately $14,255; the value of the Common Shares issued was calculated using the closing price of the Common Shares on the NYSE MKT on March 30, 2012.
29	Consists of 50,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
30	Annual incentive bonus cash payment for 2010.
31	Consists of 159,000 stock options granted February 13, 2012 at an exercise price of $2.02 and a fair value of $1.31 per share.
32	Consists of 106,061 SARs granted on February 13, 2012 at an exercise price of $1.98 and a fair value of $1.30.
33	Annual incentive bonus cash payment for 2012.
34	This amount includes $14,637 in 2012, $12,100 in 2011 and $12,156 in 2010 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $4,045 in 2012, $4,004 in 2011 and $2,316 in 2010 for premiums paid for life insurance for the benefit of this executive.
35	Consists of 50,000 stock options granted March 9, 2011 at an exercise price of $2.92 and a fair value of $2.01 per share.
36	Annual incentive bonus for 2011 included a cash bonus of $21,831 and 11,737 Common Shares valued at approximately $21,831; the value of the Common Shares issued was calculated using the closing price of the Common Shares on the NYSE MKT on March 30, 2012
37	Consists of 50,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
38	Annual incentive bonus cash payment for 2010.
39	Consists of 105,000 stock options granted February 13, 2012 at an exercise price of $2.02 and a fair value of $1.31 per share.
40	Consists of 69,697 SARs granted on February 13, 2012 at an exercise price of $1.98 and a fair value of $1.30.
41	Annual incentive bonus cash payment for 2012.
42	This amount includes a Chairman’s Fund award of $50,000 in recognition of Mr. Wasel’s excellent safety record and his contributions to targeting and developing mineral reserves at Wassa, extending the mine life of Wassa, and developing a plan that will reduce costs at Wassa going forward. This amount also includes $3,841 for premiums paid for life insurance for the benefit of this executive and GHC133,839 ($71,376 based on exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation, $38,400 for housing and utilities, $3,600 for food allowance and $18,230 for travel paid for the benefit of this executive for personal leave.
43	Consists of 50,000 stock options granted March 9, 2011 at an exercise price of $2.92 and a fair value of $2.01 per share.
44	Annual incentive bonus for 2011 included a cash bonus of $18,927 and 10,176 Common Shares valued at approximately $18,927; the value of the Common Shares issued was calculated using the closing price of the Common Shares on the NYSE MKT on March 30, 2012.
45	This amount consists of $3,841 for premiums paid for life insurance for the benefit of this executive and GHC127,654 ($72,696 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation, $36,000 for housing and utilities, $3,600 for food allowance and $17,790 for travel paid for the benefit of this executive for personal leave.
46	Consists of 75,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
47	Annual incentive bonus cash payment for 2010.

48	This amount consists of $2,048 for premiums paid for life insurance for the benefit of this executive and GHC112,279 ($78,848 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation, $28,499 for housing and utilities, $3,600 for food allowance and $47,330 for travel paid for the benefit of this executive for personal leave.

EQUITY COMPENSATION PLAN INFORMATION

The following is information regarding the Corporation’s equity compensation plans as of December 31, 2012:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Cdn$)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)
Stock Option Plan and the Stock Bonus Plan	12,336,738	$2.74		5,518,792	[1]
Deferred Share Unit Plan	388,060	$1.55	[2]	7,082,930
Equity Compensation Plans Not Approved by Security holders	—	—		—
Total [3]	12,724,798	$2.70		12,601,722

1	Represents Common Shares issuable under the Stock Option Plan and the Stock Bonus Plan.
2	The market value of the deferred share units (the “Award Market Value”) is calculated as of the date the directors’ retainer is required to be paid (the “Award Date”). The Award Market Value is determined by using the volume-weighted average trading price of the common shares on the NYSE MKT for the twenty (20) trading days immediately preceding the Award Date.
3	The Corporation’s SARs Plan is not incorporated into this table because SARs can only be settled in cash and not Common Shares.

Stock Option Plan

The Corporation’s Third Amended and Restated 1997 Stock Option Plan (the “Stock Option Plan”) provides to certain key employees, consultants and directors (including non-employee directors) of the Corporation and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Corporation through the acquisition of Common Shares pursuant to the exercise of stock options. The Stock Option Plan provides for discretionary option grants to employees, consultants and directors.

Subject to certain other limitations, the maximum number of Common Shares authorized for issuance under the Stock Option Plan is 25,000,000 Common Shares (or approximately 9.65% of the issued and outstanding Common Shares). As at March 14, 2013, 4,842,662 Common Shares (or approximately 1.87% of the issued and outstanding Common Shares) remain available for grant and an aggregate of 12,433,722 Common Shares (or approximately 4.80% of the issued and outstanding Common Shares) are issuable under options that have been granted under the Stock Option Plan. As at March 14, 2013, 7,723,616 Common Shares (or approximately 2.98% of the issued and outstanding Common Shares) have been issued pursuant to exercised options. The maximum number of Common Shares in respect of which stock options may be granted and remain outstanding under the Stock Option Plan shall not at any time, when taken together with all of the Corporation’s other stock option plans or share compensation arrangements then either in effect or proposed, be such as to result in the number of Common Shares reserved for issuance to insiders pursuant to stock options exceeding 10% of the number of Common Shares that are outstanding immediately prior to the issuance of Common Shares in question. This shall exclude Common Shares issued pursuant to the Stock Option Plan and the Corporation’s other share compensation arrangements over the preceding one-year period. The total number of Common Shares that may be issued to any one optionee pursuant to options granted under the Stock Option Plan or other stock option plans or share compensation arrangements of the Corporation cannot exceed 2% of the outstanding number of Common Shares from time to time. The maximum number of shares that may be issued to any optionee in any one calendar year is 800,000 Common Shares (or approximately 0.31% of the issued and outstanding Common Shares). Options may take the form of incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries.

The Compensation Committee makes recommendations to the Board regarding all option grants. The Board has the authority, subject to the terms of the Stock Option Plan, to determine when and to whom to make grants under the Stock Option Plan, the number of Common Shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan. Options granted under the Stock Option Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the closing price of the Common Shares on the stock exchange on which the Common Shares principally trade on the day immediately preceding the date of grant. In addition, the grant of an option may be subject to vesting conditions established by the Board as provided in the option agreement evidencing the grant of such option. Generally, options granted to non-employee directors vest immediately, and options granted to executive officers and other employees typically are subject to vesting as determined at the date of grant, which vesting is either as to one-third on grant, and one-third on each of the first and second anniversary dates, or as to one-fourth on grant and an additional one-fourth on each of the first, second and third anniversary dates.

In the event of an optionee’s termination of employment or service prior to the time all or any portion of an option vests, such option, to the extent not vested or specifically extended by the Board, shall terminate. Except as otherwise provided by the Compensation Committee or the Board and subject to the specific terms of an optionee’s employment contract, as the case may be, if an optionee ceases to be employed by, or provide services to, the Corporation for any reason (other than by reason of death), the optionee’s options generally will expire 30 days following such termination in the case of a non-director optionee and within 12 months in the case of a director optionee. If the optionee dies while employed (or within the 30-day period referred to in the preceding sentence), all outstanding options, to the extent then vested, may be exercised within one year after the optionee’s date of death by the person or persons to whom the optionee’s rights pass. In no case may options be exercised later than the expiration date specified in the grant. Options are not assignable and may be transferred by an optionee only by will or by the laws of descent and distribution, and during his or her lifetime may be exercised only by an optionee.

The exercise price and the number of Common Shares to be purchased by an optionee upon the exercise of an option will be adjusted by the Compensation Committee in accordance with the terms of the Stock Option Plan on the occurrence of certain corporate events or changes to the Common Shares.

The Stock Option Plan provides that it will terminate, unless earlier terminated in accordance with its terms, on the tenth anniversary of its approval. The Stock Option Plan was approved on May 6, 2010 at the annual general and special meeting of the Corporation’s shareholders. The Stock Option Plan provides that it generally may be amended or terminated at any time by the Compensation Committee. However, any such amendment or termination shall be subject to any necessary stock exchange, regulatory or shareholder approval. In addition, no amendment to an option may adversely affect the rights under such option without the consent of the optionee. No options can be granted under the Stock Option Plan after May 6, 2020.

Bonus Plans

Employees’ Stock Bonus Plan

The Corporation has an Employees’ Stock Bonus Plan (the “Stock Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Corporation or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Corporation or any of its subsidiaries. The Stock Bonus Plan is currently administered by the Compensation Committee and provides for grants of bonus Common Shares on terms that the Compensation Committee recommends to the Board, within the limitations of the Stock Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares that may be issued under the Stock Bonus Plan in any calendar year will not exceed in the aggregate 2% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year, provided that (i) no more than 1% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year can be issued to any one insider, (ii) the total number of Common Shares issuable within any one-year period to all insiders of the Corporation pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 10% of the then outstanding Common Shares, and (iii) the total number of Common Shares issuable within any one-year period to an employee under the Stock Bonus Plan and such employee’s associates pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 5% of the then outstanding Common Shares.

165,009 Common Shares were issued under the Stock Bonus Plan in 2012. Up to 900,000 Common Shares (or approximately 0.35% of the issued and outstanding Common Shares) are authorized for issuance under the Stock Bonus Plan. As at March 14, 2013, 710,854 Common Shares (or approximately 0.27% of the issued and outstanding Common Shares) have been issued pursuant to the Stock Bonus Plan and an aggregate of 189,146 Common Shares (or approximately 0.07% of the issued and outstanding Common Shares) remain available for grant under the Stock Bonus Plan. The Compensation Committee has the right to amend or terminate the Stock Bonus Plan at any time in its discretion. In addition, certain amendments to the Stock Bonus Plan require shareholder and regulatory approval.

Executive Management Performance Bonus Plan

The Corporation maintains an Executive Management Performance Bonus Plan (the “Executive Bonus Plan”) under which the Corporation’s executive officers and certain other management personnel are eligible for annual bonus incentives. Incentive bonuses may be paid in a combination of stock granted under the Stock Bonus Plan and cash bonus awards as recommended by the Compensation Committee at the beginning of each year for the prior fiscal year’s performance. Incentive bonuses are awarded under the Executive Bonus Plan at the discretion of the Board, based on the Board’s evaluation of the performance of both the Corporation and the participant measured against performance objectives established each year. The annual bonus incentive provides each NEO and certain other officers with the opportunity to earn a bonus based on the achievement of specific company-wide, business unit or function and individual performance goals. The Compensation Committee approves a target incentive payout for a fiscal year as a percentage of the base salary earned during that period for each NEO at the beginning of the fiscal year.

In 2012, the Board adopted a revised structure for annual bonus incentive payments. The payout targets were increased, with the target payouts for 2012 being set at 60% to 100% of base salary depending on the position of the NEO, with payout ranging from zero, if planned performance targets are not achieved, to 200% of target payout, if results significantly exceed planned performance. The incentive bonuses, targets and objectives will continue to be determined based on a combination of achievement of corporate performance objectives and achievement of individual performance measures, with the primary emphasis on corporate objectives (80% for 2013). Of the bonuses earned by NEOs and other participants, 30% will be deferred, with the deferral for 2012 incentive bonuses to be for a period of 24 months and the deferral for 2013 incentive bonuses to be for a period of 12 months. Accordingly, 30% of the 2012 bonuses that would otherwise be payable in 2013 will be payable in March 2015. Deferred amounts are subject to forfeiture in the event that the executive ceases to be employed by the Corporation prior to the deferred payment date but are payable upon a Change in Control.

Deferred Share Unit Plan

In March 2011, the Corporation implemented a Deferred Share Unit Plan (the “DSU Plan”) for directors and executive officers of the Corporation which (i) encourages the directors and executive officers of the Corporation to own Common Shares of the Corporation and to facilitate such Common Share ownership; and (ii) provides directors and executive officers of the Corporation with incentives in the form of deferred share units in order to allow the Corporation to reduce its reliance on stock options and other long-term incentive plans for the same purposes, so as to conform with current best practices regarding directors’ and executive officers’ compensation. The DSU Plan is administered by the Compensation Committee. The maximum number of Common Shares that may be issued under the DSU Plan is 7,500,000, representing approximately 2.90% of the outstanding Common Shares as of March 14, 2013. As at March 14, 2013, 6,970,277 Common Shares (or approximately 2.69% of the issued and outstanding Common Shares) remain available for grant. An aggregate of 500,713 Common Shares (or approximately 0.19% of the issued and outstanding Common Shares) are issuable under DSUs (as defined below) that have been granted under the DSU Plan. As at March 14, 2013, 29,010 Common Shares (or approximately 0.01% of the issued and outstanding Common Shares) have been issued pursuant to redeemed DSUs.

Pursuant to the DSU Plan, directors may elect to receive all or part of their retainer in deferred share units (“DSUs”) having a market value equal to the portion of the retainer to be received in that form, subject to such limits as the Compensation Committee may impose. The Compensation Committee may also grant to any director or executive officer, in each year, DSUs having a market value not greater than the total compensation payable to such director or executive officer for that year, including any salary or bonus but excluding any director’s retainer. The number of DSUs to be issued is determined by dividing the amount of the retainer or base salary determined as the basis for the award by the volume-weighted average trading price of a Common Share (as reported by the NYSE MKT, or, if the Common Shares are not listed on that stock exchange, on such other stock exchange on which they are listed at that time) for the 20 trading days immediately preceding the date the DSUs are awarded. The vesting schedule of the DSUs is determined at the discretion of the Compensation Committee, but generally in the case of DSUs granted to directors in lieu of director retainers, the DSUs vest immediately on the award date. DSUs otherwise awarded to directors and officers as part of total compensation payable generally vest one-third on each of the first three anniversaries of the award date. At the election of the Compensation Committee in its sole discretion, each DSU may be redeemed for:

(a)	a cash payment equal to the market value of one Common Share on the date of redemption (the “Redemption Value”), after deduction of applicable taxes and other source deductions required by applicable laws;

(b)	Common Shares duly issued by the Corporation from treasury;

(c)	such number of Common Shares purchased by the Corporation on the public market as have an aggregate market value equal to the Redemption Value; or

(d)	any combination of the foregoing, so long as the aggregate redemption price has a fair market value equal to the Redemption Value.

For directors, DSUs may be redeemed no earlier than the ninetieth (90) day following the director’s separation date from the Corporation and no later than December 15 of the calendar year following the calendar year in which the separation date occurs. For officers, DSUs may be redeemed no earlier than the first business day following the six-month anniversary of the officer’s separation date from the Corporation and no later than December 15 of the calendar year following the calendar year in which the separation date occurs. In the event of a participant’s death or retirement, all outstanding DSUs held by the participant prior to the date of death or retirement become fully vested. If a participant resigns or is terminated without cause, the Compensation Committee may cause the outstanding DSUs to vest at such time or times or upon such conditions as the Compensation Committee may determine in its sole discretion. The maximum number of Common Shares that may be (i) issued to insiders of the Corporation (including directors and officers of the Corporation) pursuant to the DSU Plan within any one year period, and (ii) issuable to insiders pursuant to the DSU Plan at any time, when combined with all of the Common Shares issuable to insiders pursuant to any other security-based compensation arrangement of the Corporation, must not exceed 10% of the total number of outstanding common shares of the Corporation. Currently, the Board has not elected to use the DSUs for executive officer compensation. As such, no DSUs were granted to executive officers during the fiscal year ended December 31, 2012.

Share Appreciation Rights Plan

In February 2012, the Corporation adopted a Share Appreciation Rights Plan (the “SARs Plan”) to provide incentive compensation based on the appreciation in value of the Common Shares over a specified period of time. Under the SARs plan, the Corporation may from time to time grant awards of SARs to current and future directors, executive officers, employees and consultants of the Corporation and/or its subsidiaries. The SARs Plan is administered by the Compensation Committee, which determines from time to time who will participate in the SARs Plan, as well the terms of the grants, including the vesting provisions applicable to specific SARs grants. The maximum number of SARs that may be granted to any participant in any one calendar year under the SARs Plan is 800,000. A total of 1,543,043 SARs were granted during the fiscal year ended December 31, 2012. Of the SARs granted, 463,636 were subsequently surrendered leaving 1,079,407 outstanding at December 31, 2012. The vesting schedule of the SARs is determined at the discretion of the Board, but generally the SARs vest one-third on each of the first three anniversaries of the grant date. Upon exercise of a SAR, the participant will be entitled to receive an amount in respect of each SAR equal to the amount by which the fair market value of one Common Share as of the date of such exercise exceeds the fair market value of one Common Share as of the grant date of such SAR. No SARs will be settled in shares; rather, all SAR exercises will be settled solely in cash. Participants in the SARs Plan will have no rights whatsoever as a shareholder of the Corporation or of a subsidiary in respect of any SARs. In the event of a grantee’s termination by reason of death, disability or retirement, all outstanding SARs held by the grantee prior to the termination date may, in the sole discretion of the Compensation Committee, become fully vested. If a grantee’s termination is a result of resignation or termination without cause, all outstanding SARs held by the grantee that were vested and entitled to be exercised may be exercised for 30 days following such termination. If the grantee’s termination of employment or service is a result of termination for cause, all outstanding SARs held by the grantee are deemed to expire and the grantee will not be entitled to exercise any SARs that may have otherwise vested. The SARs Plan provides that it will terminate on February 13, 2022, unless it is terminated on an earlier date in accordance with the terms of the SARs Plan.

GRANT OF PLAN BASED AWARDS

The following table discloses estimated future payouts under the Executive Bonus Plan, the actual numbers of Common Shares, stock options and SARs granted to the CEO and other NEOs during 2012, and the exercise price of these awards.

		Estimated Future Payouts Executive Bonus Plan		All Other Stock Awards: Number of Shares or Stock or Units (#)[1]	All Other Option/ SARs Awards: Number of Securities Underlying Options (#)[2]		Exercise or Base Price of Options/ SARs Awards ($/SH)[3]	Closing Price on Date of Grant ($)[4]	Grant Date Fair Value of Stock, Option & SARs Awards ($)[5]
Name	Grant Date	Target ($)	Maximum ($)
Thomas G. Mair[6]
Executive Bonus Plan	—	569,000	1,138,000	41,872	—		—	—	—
Options	02/13/2012	—	—	—	545,000		2.02	1.95	1.31
SARs	02/13/2012	—	—	—	363,636	[7]	1.98	1.97	1.30
John Labate[8]
Executive Bonus Plan	—	107,640	215,280	—	—		—	—	—
Options	—	—	—	—	—		—	—	—
SARs	—	—	—	—	—		—	—	—
Roger Palmer[9]
Executive Bonus Plan	—	150,000	300,000	15,092	—		—	—	—
Options	02/13/2012	—	—	—	95,000		2.02	1.95	1.31
SARs	02/13/2012	—	—	—	63,131		1.98	1.97	1.30

Samuel T. Coetzer[10]
Executive Bonus Plan	—	450,000	900,000	21,465	—	—	—	—
Options	02/13/2012	—	—	—	340,000	2.02	1.95	1.31
SARs	02/13/2012	—	—	—	227,273	1.98	1.97	1.30
Bruce Higson-Smith
Executive Bonus Plan	—	196,000	392,000	11,737	—	—	—	—
Options	02/13/2012	—	—	—	159,000	2.02	1.95	1.31
SARs	02/13/2012	—	—	—	106,061	1.98	1.97	1.30
S. Mitchel Wasel
Executive Bonus Plan	—	132,000	264,000	10,176	—	—	—	—
Options	02/13/2012	—	—	—	105,000	2.02	1.95	1.31
SARs	02/13/2012	—	—	—	69,697	1.98	1.97	1.30

1	Represents Common Shares granted during 2012 related to the 2011 annual incentive bonus, which consisted of a 50% cash bonus and a 50% bonus paid in Common Shares.
2	Each of the SARs awards reported in this column consist of a grant which may only be settled in cash at the time of exercise.
3	Exercise prices for option awards are based on the closing price on the TSX, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
4	The closing price for option awards is the U.S. dollar equivalent of the closing price on the TSX on the day of the grant of the options. The closing price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
5	This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2012. A discussion of the assumptions used in calculating the option awards values may be found in Note 17 to the Corporation’s 2012 audited financial statements. The amount for the SARs awards does not necessarily correspond to the actual value that will be realized by the recipient. Under ASC Topic 718, the measurement date for cash settled SARs is the date of settlement. Accordingly, liabilities related to SARs are re-measured at the end of each reporting period until settlement.
6	Mr. Mair resigned as President and Chief Executive Officer of the Corporation effective December 31, 2012.
7	Mr. Mair surrendered 363,636 SARs, effective December 31, 2012.
8	Mr. Labate resigned as Chief Financial Officer of the Corporation effective January 31, 2012.
9	Mr. Palmer was appointed Chief Financial Officer of the Corporation effective January 31, 2012. Effective January 7, 2013, Mr. Palmer resigned as Chief Financial Officer of the Corporation and Mr. Swinoga was appointed as Chief Financial Officer.
10	Mr. Coetzer was appointed President and Chief Executive Officer effective January 1, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option and SARs awards classified as exercisable and unexercisable as of December 31, 2012 for the CEO and each other NEO.

NEO Name	Number of Securities Underlying Unexercised Options/SARs[1] Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs[1] Unexercisable (#)		Option/SAR Exercise Price[2] ($)		Option/SAR Expiration Date		Value of Unexercised in- the-money Options/SARs at Year-End Exercisable/ Unexercisable ($)
Thomas G. MairI
Options:	200,000	—		3.34		12/31/2015	[3]	—
	75,000	—		3.07		12/31/2015	[4]	—
	400,000	—		4.09		12/31/2015	[3]	—
	250,000	—		1.32	[5]	12/31/2015	[3]	40,204/0	[5]
	200,000	—		3.44		12/31/2015	[3]	—
	250,000	—		2.92		12/31/2015	[3]	—
	545,000	—		2.02		12/31/2015	[3]	—
SARs:	—	363,636	[6]	1.98	[7]	12/31/2015	[8]	—
Samuel T. CoetzerII
Options:	200,000	200,000		2.92		03/09/2021	[9]	—
	85,000	255,000		2.02		02/13/2022	[10]	—
SARs:	—	227,273		1.98	[7]	12/31/2015	[8]	—
Bruce Higson-Smith
Options:	182,750	—		3.86		09/18/2013	[3]	—
	4,000	—		5.07		05/24/2014	[3]	—
	15,000	—		3.72		01/27/2015	[3]	—
	28,000	—		3.44		01/31/2016	[3]	—
	13,026	—		3.34		02/02/2017	[3]	—
	44,000	—		3.41		03/20/2018	[3]	—
	75,000	—		1.32	[5]	03/05/2019	[3]	11,800/0	[5]
	37,500	12,500		3.44		03/11/2020	[11]	—
	25,000	25,000		2.92		03/09/2021	[9]	—
	39,750	119,250		2.02		02/13/2022	[10]	—
SARs:	—	106,061		1.98	[7]	12/31/2015	[8]	—
Roger PalmerIII
Options:	8,667	—		2.05		01/30/2013		—
	10,000	—		3.72		01/26/2015	[3]	—
	19,000	—		3.44		01/31/2016	[3]	—
	13,026	—		3.34		02/02/2017	[3]	—
	70,000	—		3.41		03/20/2018	[3]	—
	50,000	—		1.53		08/20/2018	[3]	—
	75,000	—		1.32	[5]	03/05/2019	[3]	9,799/0	[5]
	37,500	12,500		3.44		03/11/2020	[11]	—
	25,000	25,000		2.92		03/09/2021	[9]	—
	23,750	71,250		2.02		02/13/2022	[10]	—

SARs:	—	63,131	1.98	[7]	12/31/2015	[8]	—
S. Mitchel Wasel
Options:	100,000	—	3.65		09/21/2017	[3]	—
	44,000	—	3.41		03/20/2018	[3]	—
	75,000	—	1.32	[5]	03/05/2019	[3]	11,800/0	[5]
	56,250	18,750	3.44		03/11/2020	[11]	—
	25,000	25,000	2.92		03/09/2021	[9]	—
	26,250	78,756	2.02		02/13/2022	[10]	—
SARs:	—	69,697	1.98	[7]	12/31/2015	[8]	—

I.	Mr. Mair resigned as President and Chief Executive Officer of the Corporation effective December 31, 2012. Pursuant to a severance and release agreement, all of Mr. Mair’s options vested on December 31, 2012 and will expire on December 31, 2015.
II.	Mr. Coetzer was appointed President and Chief Executive Officer effective January 1, 2013.
III.	Mr. Palmer was appointed Chief Financial Officer of the Corporation effective January 31, 2012. Effective January 7, 2013, Mr. Palmer resigned as Chief Financial Officer of the Corporation and Mr. Swinoga was appointed as Chief Financial Officer.
1	Each of the SARs awards reported in this column consist of a grant which may only be settled in cash at the time of exercise.
2	Exercise prices are based on the closing price on the TSX, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
3	These options are fully vested.
4	These options were fully vested as of the date of grant.
5	These options were granted having an exercise price of Cdn$1.70. For the purposes of this table, the exercise price of Cdn$1.70 has been converted into a US dollar exercise price of $1.32 based on a historical exchange rate of 0.7766 on the date of grant. As of December 31, 2012, the closing price of the Common Shares on the TSX was Cdn$1.86; as a result, these options were in-the-money at year-end.
6	Mr. Mair surrendered 363,636 SARs, effective December 31, 2012.
7.	Represents the grant date fair value of the SARs computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the SARs awards may be found in Note 17 to the Corporation’s 2012 audited financial statements as found in the Corporation’s Form 10-K for the year ended December 31, 2012. The amount for the SARs awards does not necessarily correspond to the actual value that will be realized by the recipient. Under ASC Topic 718, the measurement date for cash settled SARs is the date of settlement. Accordingly, liabilities related to SARs are re-measured at the end of each reporting period until settlement.
8	These SARs fully vest on February 13, 2015.
9	These options vested 25% on the date of issuance and 25% on March 9, 2012, with the balance vesting an additional 25% on each of March 9, 2013 and 2014 respectively.
10	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of February 13, 2013, 2014 and 2015 respectively.
11	These options vested 25% on the date of issuance and 25% on each of March 11, 2011 and 2012 with the balance vesting on March 11, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2012 for the persons named in the “Summary Compensation Table” above.

Option Awards
NEO Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Thomas G. Mair[1]	—	—
Samuel T. Coetzer[2]	—	—
John A. Labate[3]	125,000	50,422
Roger Palmer[4]	4,334	2,574
Bruce Higson-Smith	—	—
S. Mitchel Wasel	—	—

1	Mr. Mair resigned as President and Chief Executive Officer of the Corporation effective December 31, 2012.
2	Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation effective January 1, 2013.
3	Mr. Labate resigned as Chief Financial Officer of the Corporation effective January 31, 2012.
4	Mr. Palmer was appointed Chief Financial Officer of the Corporation effective January 31, 2012. Effective January 7, 2013, Mr. Palmer resigned as Chief Financial Officer of the Corporation and Mr. Swinoga was appointed as Chief Financial Officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As described under “Compensation Discussion and Analysis—Elements of the Executive Compensation Program,” the Corporation or a subsidiary has entered into employment agreements with the following Named Executive Officers: Messrs. Coetzer, Palmer, Higson-Smith and Wasel. For purposes of this discussion, “Corporation” shall refer to the Corporation or any subsidiaries as applicable. These employment agreements provide for payments and other benefits upon a termination without “cause” as defined in such employment agreements or upon a “Termination Upon a Change in Control” as defined in such employment agreements.

Upon retirement, the Corporation shall pay to a NEO all accrued salary, any benefits then due, accrued vacation pay and reimbursement of certain business expenses (“Accrued Compensation”).

Upon termination without “cause” the Corporation shall pay to a NEO Accrued Compensation plus severance compensation as described in “Compensation Discussion and Analysis—Elements of the Executive Compensation Program.” As a condition precedent to receipt of severance compensation, the NEO must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. All stock options granted to a NEO become immediately exercisable and vested and remain exercisable for a period of 12 months (or such other period as determined by the Compensation Committee) from the date of termination without “cause.” All SARs granted to the NEO under the SARs Plan may be exercised for 30 days following such termination without “cause”, but only to the extent such SARs were vested and the NEO was entitled to exercise the SARs at the date of termination.

Upon a “Termination Upon a Change in Control” the Corporation shall pay to a NEO Accrued Compensation plus Change in Control severance compensation as described in “Compensation Discussion and Analysis—Elements of the Executive Compensation Program.” As a condition precedent to receipt of Change in Control severance compensation, the NEO must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. The Corporation will also provide the NEO with outplacement services, the cost of which shall not exceed an amount equal to 10% of such officer’s then current base salary. All stock options granted to the NEO under the Stock Option Plan become immediately exercisable and vested and remain exercisable for a period of 12 months upon a “Change in Control.” All SARs granted to the NEO under the SARs Plan become vested and exercisable. Mr. Higson-Smith may also be entitled to receive tax gross-up payments.

Listed below are the terms of such payments and estimates regarding the amounts for each of the NEOs which would have been payable had such termination occurred on December 31, 2012.

Samuel T. Coetzer 1

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$35,867	$35,867	$35,867	Lump Sum
Severance Compensation	N/A	$772,785	$1,554,703	Lump Sum	[2]

Total	$35,867	$808,652	$1,590,570

Roger Palmer 3

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$42,628	$42,628	$42,628	Lump Sum
Severance Compensation	N/A	$425,958	$834,287	Lump Sum	[2]

Total	$42,628	$468,586	$876,915

Bruce Higson-Smith

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$28,714	$28,714	$28,714	Lump Sum	[4]
Severance Compensation	N/A	$468,454	$936,194	Lump Sum	[2,4]

Total	$28,714	$497,168	$964,908

S. Mitchel Wasel

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$32,133	$32,133	$32,133	Lump Sum
Severance Compensation	N/A	$348,291	$704,221	Lump Sum

Total	$32,133	$380,424	$736,354

1	Mr. Coetzer’s severance payments are calculated based on his employment agreement as Executive Vice President and Chief Operating Officer of the Corporation. Effective January 1, 2013, Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation.
2	A portion of the Severance Compensation may be withheld by the Corporation and paid on the six month anniversary of the NEO’s termination in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
3	Mr. Palmer resigned as the Chief Financial Officer of the Corporation effective January 7, 2013
4	May be subject to tax gross-up.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Corporation’s non-executive directors during the fiscal year ended December 31, 2012.

Director Name	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option/SARs Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation (including DSUs) ($) [1]		Total ($)
James Askew	2012	10,000	[2]	—	—		—	110,008	[3]	120,008
Robert Doyle	2012	15,000	[2]	—	—		—	110,008	[4]	125,008
Tony Jensen[5]	2012	—		—	83,060	[6]	—	59,585	[7]	142,645
Ian MacGregor	2012	10,000	[2]	—	—		—	110,008	[8]	120,008
Michael Martineau[9]	2012	2,500	[2]	—	—		—	41,253	[10]	43,753
Craig J. Nelsen	2012	5,000	[2]	—	—		—	110,008	[11]	115,008
Christopher Thompson[12]	2012	—		—	758,920	[13]	—	170,012	[14]	928,932
William L. Yeates	2012	65,000	[15]	—	—		—	55,004	[16]	120,004

1	The Award Market Value is based on the volume-weighted average trading price of the Common Shares on the NYSE MKT for the 20 days immediately preceding the Award Date.
2	This amount represents committee fees paid in cash to such director.
3	For 2012, Mr. Askew elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 16,881, 24,258, 13,987 and 15,990 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013 at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.

4	For 2012, Mr. Doyle elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 16,881, 24,258, 13,987 and 15,990 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.
5	Mr. Jensen was appointed as a director on June 13, 2012.
6	Grant of 100,000 stock options was made on June 13, 2012 at an exercise price of $1.25 and a fair value of $0.83 per Common Share. All options vested and were exercisable upon the grant thereof. Exercise prices are based on the closing price on the TSX, in Canadian dollars, on the day before the grant of the stock options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
7	For 2012, Mr. Jensen elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 4,043, 13,987 and 15,990 DSUs were made on July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.
8	For 2012, Mr. MacGregor elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 16,881, 24,258, 13,987 and 15,990 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.
9	Mr. Martineau did not stand for re-election at the Corporation’s 2012 annual general meeting of shareholders.
10	For 2012, Mr. Martineau elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 16,881 and 12,129 DSUs were made on April 30, 2012 and July 13 2012, at an Award Market Value of $1.63 and $1.13 respectively.
11	For 2012, Mr. Nelsen elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 16,881, 24,258, 13,987 and 15,990 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.
12	Effective December 31, 2012, Mr. Thompson resigned as Chairman of the Board. Mr. Tim Baker was appointed Executive Chairman of the Board on December 13, 2012.
13	On February 13, 2012 a onetime grant of 400,000 stock options was made to Mr. Thompson at an exercise price of $2.02 and a fair value of $1.2473 per Common Share. All options vested and were exercisable upon the grant thereof. Exercise prices are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant of the stock options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant. On January 4, 2013, in connection with relinquishing his Chairman position, Chris Thompson surrendered 200,000 options from the 2012 grant valued at $249,460. On February 13, 2012 a onetime grant of 200,000 SARs was made to Mr. Thompson at an exercise price of $1.98 and a fair value of $1.30 per Common Share. All SARs vest after a three year period. On January 4, 2013, in connection with relinquishing his Chairman position, Mr. Thompson surrendered 100,000 of these SARs.
14	For 2012, Mr. Thompson elected to receive 100% of his director’s retainer in DSUs. Grants of approximately 26,089, 37,490, 21,616 and 24,711 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.
15	This amount represents committee fees paid in cash and 50% of the director’s retainer paid to Mr. Yeates, which he elected to receive in cash.
16	For 2012, Mr. Yeates elected to receive 50% of his director’s retainer in DSUs. Grants of approximately 8,440, 12,129, 6,993 and 7,995 DSUs were made on April 30, 2012, July 13, 2012, October 12, 2012 and January 14, 2013, at an Award Market Value of $1.63, $1.13, $1.97 and $1.72 respectively. The DSUs granted on January 14, 2013, were for the director compensation earned for the quarter ending December 31, 2012.

During the year ended December 31, 2012, the Corporation paid a total of $1,715,366 to its non-employee directors.

Compensation for the Board is based on the following rates:

•	$170,000 to the Chairman; and

•	$110,000 to the non-employee directors (excluding the Chairman).

Plus

•	$20,000 to the Chair of the Audit Committee;

•	$10,000 to the Chair of the Nominating and Corporate Governance Committee;

•	$10,000 to the Chair of the Sustainability Committee; and

•	$10,000 to the Chair of the Compensation Committee.

Directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connection with the performance of their duties as directors.

The level of director compensation is set by reference to compensation levels for board members in comparable companies with the objective of attracting well qualified board members. The amount payable constitutes compensation for all services other than those out of the ordinary course of board membership. The amounts payable for 2013 will be the same as for 2012 except that during 2012 Chris Thompson, the former Chairman of the Corporation, was awarded a one-time grant of 400,000 five-year options plus 200,000 SARs in return for a three year commitment to allocate up to three days per week of his time to the Corporation. Upon resigning from his position as Chairman effective December 31, 2012, Mr. Thompson surrendered 200,000 of such stock options and 100,000 of such SARs. Additionally, in 2012 the Corporation provided health care coverage to Mr. Thompson.

Effective January 1, 2013, Mr. Baker became Executive Chairman of the Board and was granted 500,000 options under the Stock Option Plan, one-third of which vested on the grant date and one-third of which will vest on the first and second anniversaries of the grant date. During 2013, Mr. Baker will receive annual compensation of $200,000, which will, at Mr. Baker’s election, be payable in cash or DSUs under the Corporation’s DSU Plan.

The Corporation’s Stock Option Plan provides for discretionary grants of stock options to directors. Such grants may be made upon a director’s appointment or from time to time thereafter. See “Equity Compensation Plan Information – Stock Option Plan” for a summary of the Stock Option Plan.

The Corporation has established a policy that requires directors own a minimum number of Common Shares. Directors may satisfy the policy by owning either Common Shares or DSUs. The Corporation’s DSU Plan provides for directors to elect to receive all or part of their director retainers in DSUs. DSU’s may be redeemed for cash, Common Shares or a combination of both. See “Equity Compensation Plan Information – Deferred Share Unit Plan” for a summary of the DSU Plan.

The Corporation’s SARs Plan provides for discretionary grants of SARs to provide incentive compensation based on the appreciation in value of the Common Shares over a specified period of time. See “Equity Compensation Plan Information – Share Appreciation Rights Plan” for a summary of the SARs Plan. During 2012, Mr. Thompson was the only non-executive director to receive SARs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for the Corporation’s non-employee directors and executive officers.

The Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management; and

2.	Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Management Information Circular to be delivered to shareholders.

Submitted by the Compensation Committee:

Craig Nelsen, Chair

Christopher Thompson

William Yeates

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Corporation the audited financial statements of the Corporation for the fiscal year ended December 31, 2012 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Corporation since 1994, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Submitted by the Audit Committee:

William Yeates, Chair

Ian MacGregor

Robert E. Doyle

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following information is provided in response to Canada’s National Instrument 58-101 and its companion Form 58-101F1:

Board of Directors

The current Board comprises nine directors, eight of whom are independent by virtue of their not having a direct or indirect material relationship (as defined under applicable law and regulations) with the Corporation and under the independence standards of the NYSE MKT LLC Company Guide. Mr. Coetzer is the Corporation’s President and Chief Executive Officer and, accordingly, is not independent.

Of the current Board members,

Mr. Askew is a director of International Mining and Finance Corporation, Evolution Mining Ltd, OceanaGold Corporation, Ivanhoe Australia Ltd. and Asian Mineral Resources Limited.; Mr. Baker is a director of Pacific Rim Mining Corp., Antofagasta plc, and Augusta Resource Corporation; Mr. Doyle is a director of Gran Colombia Gold Corp. (formerly Medoro Resources Ltd), Mandalay Resources Corporation, Detour Gold Corporation, and NXA Inc.; Mr. Jensen is a director of Royal Gold, Inc.; Mr. Nelsen is a director of Avanti Mining Inc.; and Mr. Thompson is a director of Teck Resources Limited, Geosynfuels, Inc. and Jacobs Engineering Group Inc. Each of these companies, except International Mining and Finance Corporation and Geosynfuels, Inc. is a reporting issuer or equivalent in Canada or another jurisdiction.

The Board follows the practice at each regularly scheduled Board meeting of having a discussion involving only the independent directors in the absence of management at which the independent directors have the opportunity to raise any matter they believe merits or requires discussion. In addition, the Board held one meeting in 2012 attended by only the independent directors.

Mr. Tim Baker has served as Executive Chairman of the Board since January 1, 2013. As disclosed above, he is an independent director. The Executive Chairman’s duties are described below in “Position Descriptions”. Having an independent Executive Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Executive Chairman also serves as a liaison between the Board and senior management.

Each director attended all Board meetings held in 2012 and each director attended all meetings of Committees of which he is a member.

Board Mandate

While the Board has no written mandate as such, its duties and activities are performed in a manner that is considered responsive to statutory and other legal requirements and in accordance with best corporate governance practices.

The Board establishes overall policies and standards for the Corporation. The Board expects management to conduct the business of the Corporation in accordance with the Corporation’s ongoing strategic plan as adopted by the Board. The Board regularly reviews management’s progress in meeting these expectations. The Board is kept informed of the Corporation’s operations at meetings of the Board and its committees and through reports and analyses and discussions with management. The Board normally meets five times a year in person, with additional meetings being held as needed. In 2012, there were a total of five meetings of the Board.

The following is a summary of how the Board deals with matters pertaining to strategic planning, risk management, communication and internal control systems, management and succession:

•	Each year the Board reviews and approves planning assumptions and detailed monthly budgets for the following year and annual projections for the following four years. The Board monitors performance against budget through reporting by management in the form of monthly reports and Board papers.

•	The Board seeks to identify and assess the principal risks of the Corporation’s business which are wide-ranging because of the nature of the Corporation’s business, including risks associated with operating in developing countries, maintaining control of the Corporation’s assets and funds, assuring compliance with all relevant laws and regulations, political risks, exchange controls, environmental and safety risks, government regulatory or enforcement problems, title matters, civil unrest, and the availability of skilled management and labor forces.

•	The CEO and the CFO provide shareholder communications on behalf of the Corporation, all of which are closely monitored by the Board.

•	The Board periodically reviews the integrity of the Corporation’s internal control and management information systems.

•	The Board annually considers the overall performance in all key areas to identify those areas where additional skills may be required and to consider the measures required to ensure sufficient management depth for the ongoing management of the Corporation in the event of the loss of any key members of the Corporation’s executive management team.

•	The Board periodically reviews all key policies including the environmental and safety policies adopted by the Corporation and its affiliates and has established policies on safety, community relations and environment.

The Board has adopted policies to assure effectiveness of management information systems including policies on corporate control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services.

Therefore, in addition to those matters that must by law, be approved by the Board, the Board approves, among other things, the terms of all significant acquisitions and dispositions of the mineral properties of the Corporation and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board’s approval. The Board receives monthly reports on operational, financial and business development matters. Finally, because of the Board’s relatively small size and significant industry experience, management is able to liaise regularly with the Board to discuss and seek approval for various activities.

Position Descriptions

Under the position description adopted by the Board, the Executive Chairman is responsible for running the Board effectively; working with the Chief Executive Officer and scrutinizing his performance and that of the Board; attending all committee meetings; reviewing on a regular basis the Company’s financial and operating performance; and participating in the hiring of senior executives. The Executive Chairman also has responsibility for overseeing the development and implementation of corporate strategy and effective shareholder and investment community relations.

The Board has adopted a position description for the Corporation’s President and CEO. While no specific position description has been adopted for the chairs of each of the Corporation’s four standing committees, namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability Committees, each chair is responsible for ensuring that the Committee over which he presides properly discharges the obligations imposed by its charter (available for inspection on the Corporation’s website at www.gsr.com), interfacing with management and making required recommendations to the Board. In particular, the Chairman of the Audit Committee is responsible for a number of matters, such as communication with the Corporation’s auditors in accordance with the SEC and the United States Sarbanes-Oxley Act of 2002 (“SOX”) requirements to which the Corporation is subject.

Orientation and Continuing Education

New directors are provided with the Corporation’s committee charters and Board and Corporation policies and with non-public information on the Corporation’s business and assets. They have access to Board members and senior management personnel before accepting a position as director to enable them to perform due diligence and to acquire the information required to begin performing their duties at an acceptable level. In the course of these due diligence activities, new directors are made aware of the role of the Board and its committees and the nature and operation of the Corporation’s assets and business.

Management believes that each member of the current Board has the basic skills and knowledge required to function effectively as a director of the Corporation and that the individual skills and experience possessed by individual Board members are complementary to achieving a Board that can supervise the Corporation’s business in a manner responsive to the interests of all stakeholders and in a responsible and ethical manner. Board candidates are selected based on the possession of such basic and complementary skills.

The chair of the Nominating and Corporate Governance Committee has a specific responsibility to ensure that Board members are kept up to date on corporate governance matters, and the directors’ other business interests are such as to keep them abreast of corporate developments generally and those in the gold mining industry in particular. For this purpose, Board members make visits to the Corporation’s production facilities in Ghana in the course of which Board members have had full opportunity to inspect the Corporation’s assets and to interface with all levels of management and with local stakeholders.

Ethical Business Conduct

The relevant policies and codes, all of which are available on the Corporation’s website, consist of:

•	a Business Conduct and Ethics Policy (the “Policy”) which applies to the Corporation, its subsidiaries, divisions and affiliates and which reaffirms that the observance of applicable law and ethical business conduct wherever the Corporation does business must be the guiding principle. The Corporation’s Executive Vice President and CFO (the “Compliance Officer”) is responsible for monitoring compliance with the Policy and for communicating the Policy to employees. Employees are advised that they have a duty to report any known or suspected violation of the Policy, including any violation of the laws, rules, regulations or policies that apply to the Corporation. Employees are to report such violations to their supervisor, the Compliance Officer, or by following the procedures set out in the Corporation’s Whistleblower Policy. It is ultimately the Board’s responsibility to monitor compliance with the Policy. The Board, through its Audit Committee, reviews the Policy annually to ensure that it complies with legal requirements and is in alignment with best practices. The Board has not granted any waiver of the Policy. Accordingly, no material change report or other notice has been required or filed;

•	a Code of Ethics for Directors, Senior Executive and Financial Officers and Other Executive Officers adopted pursuant to Section 406 of SOX and the rules of the NYSE MKT to provide written standards of guidance to the affected individuals for honest and ethical conduct and compliance with applicable law. This Code of Ethics requires that individuals covered by its provisions report suspected violations to either of the Chairman of the Board or the Executive Vice President and CFO, in his capacity as Compliance Officer, and that the Board take appropriate action on any such reports. Amendments of, and waivers granted under, the Code of Ethics will be disseminated on the Corporation’s website (www.gsr.com). The Board has not granted any waiver of the Policy. Accordingly, no material change report or other notice has been required or filed;

•	a Policy on Insider Trading and Reporting which mandates all appropriate trading restrictions on the Corporation’s shares to which directors, officers, employees and others are subject under applicable law and as a matter of corporate policy; and

•	a Whistleblower Policy whereby employees are required to report concerns, anonymously if the individual so chooses, to any member of management or the Audit Committee regarding: (i) possible violations by employees or other persons of legal or regulatory requirements or internal policies relating to accounting standards and disclosures; (ii) internal accounting controls or matters related to the internal or external audit of the Corporation’s financial statements; (iii) securities law compliance; and (iv) other matters pertaining to fraud against shareholders. The Audit Committee is responsible for dealing appropriately with all such reports.

As a matter of policy, the Board is required to approve the holding by any director or officer of a board or executive position of another company creating a potential business or legal conflict affecting that individual’s ability to properly carry out his duties and serve the Corporation’s best interests. As a matter of law, Board members are required to disclose material interests in proposed transactions, after which the Board determines the propriety of the affected individual participating in either or both of discussion and voting, whether or not otherwise entitled to do either or both.

Nomination of Directors

As disclosed above, the Corporation’s objective is to have a Board of Directors, each of whose members has the required experience, skills, judgment and character to perform effectively and ethically as a Board member and which, as a group, have skills complementary to the nature of the Corporation’s business and the environment in which the Board operates. Potential Board candidates are identified and selected with reference to these criteria. The process is supervised by the Nominating and Corporate Governance Committee which is responsible for recommending candidates for nomination or re-election, as the case may be, as set out in its charter.

Compensation of Directors

The Compensation Committee, all of whose members are independent directors, is responsible for evaluating and making recommendations to the Board regarding the compensation to be paid to directors.

Board Leadership Structure and Role in Risk Oversight

The Board oversees the risks involved in the Corporation’s operations as part of its general oversight function, integrating risk management into the Corporation’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee and the Compensation Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee, pursuant to its charter, addresses company policies with respect to risk assessment and risk management, and reviews major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. In addition, when recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Corporation.

Board Committees

There are four standing committees of the Board: Audit, Compensation, Nominating and Corporate Governance and Sustainability committees. Charters for each of the committees are available on the Corporation’s website at www.gsr.com.

i)	Audit Committee

The Audit Committee is currently comprised of Messrs. William Yeates (Chair), Robert E. Doyle and Ian MacGregor. The Board has determined that each of the members of the Audit Committee is financially literate, is an unrelated, outside member with no other affiliation with the Corporation and is independent as defined by the NYSE MKT LLC Company Guide. The Board has determined that Mr. Doyle and Mr. Yeates are “audit committee financial experts” as defined by the SEC. Mr. Yeates, a certified public accountant, is currently an audit partner with Hein & Associates LLP, a public accounting firm. Mr. Yeates previously served as Hein’s National Director of Auditing and Accounting and has over 35 years of experience working with public companies. Mr. Doyle, a chartered accountant since 1980, has served as Chief Financial Officer of numerous public companies dating as far back as 1982. Mr. MacGregor has considerable experience reviewing and understanding financial statements in connection with public securities offerings, mergers and acquisitions and has served as a member of audit committees including those of the Corporation, Asian Mineral Resources Limited and the St. Lawrence Seaway Management Corporation.

The primary duties and responsibilities of the Audit Committee, as set out in its charter, are to oversee the financial reporting process, the system of internal control, the audit process, related party transactions, compliance with the Corporation’s codes of ethics, compliance with the Corporation’s Whistleblower Policy and the Corporation’s process for monitoring compliance with laws and regulations. The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Corporation’s business, operations and risks. In addition, the Audit Committee recommends to the Board for approval the annual and quarterly financial statements, the annual and quarterly reports and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews major financial, operating and other risk exposures and the guidelines, policies and insurance that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The Audit Committee met four times in 2012.

ii)	Compensation Committee

The Compensation Committee is currently comprised of Messrs. Craig Nelsen (Chair), Christopher Thompson and William Yeates each of whom has been determined by the Board to be an unrelated, outside member with no other affiliation with the Corporation and independent as defined by the NYSE MKT. The Compensation Committee, subject to Board approval and as set forth in its charter, supervises the evaluation and determination of compensation of executive officers, sets corporate-wide policy with respect to compensation and benefits, and administers the Stock Option Plan (except with respect to grants to non-employee directors), the Stock Bonus Plan, the DSU Plan and the SARs Plan. The Compensation Committee also oversees the detailed disclosure requirements regarding executive compensation. The Compensation Committee met four times in 2012.

iii)	Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Ian MacGregor (Chair), Robert E. Doyle and Christopher Thompson. Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an unrelated, outside member with no other affiliation with the Corporation and independent as defined by the NYSE MKT. The Nominating and Corporate Governance Committee, as set forth in its charter, advises and makes recommendations to the Board concerning all corporate governance issues, including: Board and committee jurisdiction, composition, size and remuneration; adoption and implementation of policies designed to ensure that the Corporation follows best practices in corporate governance; and oversight of compliance with legislation, rules, regulations and guidelines enacted and adopted by governments, securities regulators and stock exchanges to whose jurisdiction the Corporation is subject. In addition, the Nominating and Corporate Governance Committee performs an annual appraisal of the performance of the Board, its committees, each director and the Board and committee chairs (see “Assessments” below). The Nominating and Corporate Governance Committee met two times in 2012.

The Nominating and Corporate Governance Committee is responsible for the assessment of the effectiveness and contribution of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee annually reviews the overall performance of the Board and its committees based on a number of factors including the Board’s performance in meeting the challenges that faced the Corporation over the previous 12 month period, the Board’s relationship with management, and the overall effectiveness of the Board and its members.

The Nominating and Corporate Governance Committee periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. See “Compensation of Directors” above.

The Nominating and Corporate Governance Committee is also responsible for supervising the nomination process including identifying and recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee considers candidates for Board membership who are suggested by members of the Nominating and Corporate Governance Committee, other Board members, members of management and shareholders of the Corporation. Once the Nominating and Corporate Governance Committee has identified prospective nominees for directorship, the Board is responsible for selecting such candidates. The Nominating and Corporate Governance Committee seeks to identify director candidates with solid business and other appropriate experience and expertise, having regard for the nature of the Corporation’s business and the current composition of the Board, and commitment to devoting the time and attention necessary to fulfill their duties to the Corporation.

While the Corporation has not prepared a formal diversity policy with respect to evaluating nominees for director positions, the Nominating and Corporate Governance Committee’s charter includes general factors to be considered in evaluating a prospective candidate to the Board, which factors include (i) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, and (ii) backgrounds, experience, expertise, skills and other demographics. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

The Nominating and Corporate Governance Committee also considers the independence of directors or potential directors.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing written notice to the Chair of the Nominating and Corporate Governance Committee, Golden Star Resources Ltd., 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9, that identifies the candidate, provides appropriate biographical and background materials, evidences the nominating shareholder’s Common Share ownership, and includes a written signed statement of the candidate. Assuming that the appropriate information and materials are received in a timely manner, candidates recommended by shareholders will be evaluated against the criteria outlined above. A complete copy of the procedures to be followed by shareholders who wish to recommend director candidates is available on the Corporation’s website at www.gsr.com.

iv)	Sustainability Committee

The Sustainability Committee is currently composed of Messrs. Tony Jensen (Chair), Robert Doyle and Craig Nelsen. Each member of the Sustainability Committee has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the NYSE MKT. The primary purposes of the Sustainability Committee are to assist the Board in its oversight of exploration, development and operating risk, including issues related to geological, mining, metallurgical, community relationships, health, safety and environmental matters. The responsibilities of the Sustainability Committee include, among others: reviewing with management the Corporation’s goals, policies and programs relative to exploration, development and operational matters; making enquiries of management concerning the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities, and compliance with applicable laws and standards of corporate conduct; reviewing with management the assessment, reduction and mitigation of technical risk; reviewing with management the risk analysis of any proposed new major exploration, development or operating activity; and reviewing with management the Corporation’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance. The Sustainability Committee met two times in 2012.

Assessments

The Nominating and Corporate Governance Committee performs, as part of its duties, an annual appraisal of the performance of the Board and its standing committees as a whole and of the individual performance of each director and the Board and committee chairs. The results are used in making any required changes to functions and individuals and in determining nominations for re-election and appointment.

Shareholder Communications

The Corporation believes that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Executive Vice President and Chief Financial Officer of the Corporation by email to jswinoga@gsr.com or by mail to Board of Directors, c/o Chief Financial Officer, Golden Star Resources Ltd., 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9. All communications shall state the type and amount of the Corporation’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Executive Vice President and Chief Financial Officer shall forward all such communications to the Board or the specific committee, as appropriate.

Director Attendance at Shareholder Meetings

It is the Corporation’s policy that the directors attend annual shareholders meetings. With the exception of Mr. Martineau, all of the then directors of the Corporation attended the 2012 annual general meeting of shareholders.

Additional Disclosure Relating to Directors

To the knowledge of the Corporation, no proposed director of the Corporation is or has been, within the last 10 years, a director, chief executive officer or chief financial officer of any company that (a) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while he/she was acting in the capacity of director, chief executive officer or chief financial officer of that company; (b) subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after he/she ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while he/she was acting in that capacity; (c) subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) mail or wire fraud in connection with any business entity or (ii) federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (not including settlement of a civil proceeding among private parties); or (d) subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Moreover, to the knowledge of the Corporation, no proposed director is or has been, within the last 10 years, (a) bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his/her assets; or (b) a director or executive officer of any company that, while he/she was acting in that capacity, or within one year of his/her ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for the following:

Ian MacGregor, a director of the Corporation, served several years ago as a director of Canadian Shipbuilding and Engineering, a private Canadian company that became subject to the Companies’ Creditors Arrangement Act and subsequently made an assignment in bankruptcy after failing to achieve a successful restructuring plan.

PRINCIPAL ACCOUNTING FIRM FEES

The Corporation incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal years 2012 and 2011:

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2012	$564,552	$61,500	$76,930	$9,781	$712,763
2011	$498,743	$186,267	$124,418	$14,560	$823,988

Audit related fees included review of the Corporation’s quarterly financial statements. Tax related fees include assistance in filing annual tax returns and tax planning. Other fees were predominantly related to review of documents required for the sale of common shares and for review of annual reports filed with government agencies in the United States and Canada.

In 2012 and 2011, 100% of our auditor’s fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were nil hours expended on the principal accountant’s engagement to audit our financial statements for the years ended December 31, 2012 and December 31, 2011 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee of the Board has considered the level of non-audit services provided by the auditors and the auditor’s representation letter in its determination of auditor independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting or by unanimous written consent of the Audit Committee, or the Audit Committee may delegate to one or more of its members the pre-approval of audit services and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors, nominees for election as directors, executive officers or members of their immediate family were indebted to the Corporation, or any of its subsidiaries, directly or indirectly, at any time since the beginning of the Corporation’s last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Messrs. Craig Nelsen, Ian MacGregor and William Yeates were members of the Compensation Committee in 2012, all of whom are independent, non-management directors. None of the Compensation Committee members has served as an officer or employee of the Corporation. None of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation’s Board of Directors.

Transactions with Related Persons

The Corporation has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of transactions exceeding $120,000 in which the Corporation is a participant and in which a director, executive officer, a significant shareholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest.

No related person of the Corporation, nor any associate or affiliate of a related person, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries, nor has any director of the Corporation been involved, directly or indirectly, in any business or professional relationship with the Corporation in connection with the provision by the director or the Corporation of property, services or financing to the other since January 1, 2012 other than as set forth herein.

Additionally, no person who has been a director or officer since January 1, 2012, nor any proposed director, nor any of their associates or affiliates, have any material interest, direct or indirect, in the matters to be acted upon at the Meeting. Each quarter, the Chief Financial Officer issues a “Commitments, Contingencies and Acquisition” checklist to the CEO, CFO, Chief Operating Officer, Senior Vice President, Corporate Strategy and Vice President, Exploration, which must be signed and returned to inquire if there have been any related party transactions for the quarter.

In addition, on an annual basis, the Corporation’s legal counsel prepares Directors and Officers (“D&O”) questionnaires and submits the questionnaires to all directors and officers of the Corporation. The D&O questionnaires are reviewed by the Chief Financial Officer to determine if any payments that would fall under disclosure guidelines have been made to any companies which would indicate a related party transaction.

If the Chief Financial Officer determines that any transaction could be a related party transaction, the transaction is brought to the Audit Committee for review. The Audit Committee determines whether a related party transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of the Corporation and its shareholders.

Relationships

Certain directors and officers of the Corporation are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as a director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Corporation. Each of the directors of the Corporation is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Corporation.

The Nominating and Corporate Governance Committee is responsible for annually reviewing and reporting to the Board on business activities of each Board member including their employment or service to any other companies to assure that potential conflicts are clearly understood or avoided. Potential conflicts include the relationships, if any, between each of the directors and the Corporation and its management, and any involvements of any of the directors (including membership on other boards of directors) which constitute, or may result in, a conflict of interest.

During 2012, the Corporation obtained legal services from a legal firm to which a director, Mr. MacGregor, is counsel. The total value of all legal services provided was approximately $670,000. Mr. MacGregor did not personally perform any legal services for the Corporation during 2012 nor did he benefit directly or indirectly from payments made by the Corporation for the services performed by the firm.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of the Corporation, the only matters to be brought before the Meeting are the following items:

a)	Report to Shareholders

The Board of the Corporation has approved all of the information in the Report to Shareholders that accompanies this Management Information Circular, including the audited consolidated financial statements delivered therewith for the fiscal year ended December 31, 2012. No vote will be taken regarding the Report to Shareholders.

b)	Election of Directors

The term of office of the current directors of the Corporation will expire at the Meeting or when their successors are duly elected or appointed. The Articles of the Corporation provide that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of nine directors, four of whom are resident Canadians. The Corporation’s By-laws require that at least 25% of the directors of the Corporation be resident Canadians.

It is proposed to nominate the eight persons listed below for election as directors of the Corporation to hold office until the next annual meeting of shareholders or until their successors are elected or appointed pursuant to relevant provisions of the By-laws of the Corporation or the Corporation’s governing statute. All such proposed nominees are currently directors of the Corporation.

It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies appointing management designees will be voted FOR another nominee in their discretion unless the shareholder has specified in his proxy that his Common Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-laws of the Corporation.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director; his municipality, province or state and country of residence; all positions and offices in the Corporation presently held by him; his present and past principal occupation or employment for the past five years; the date of his first appointment as a director; and his age. See “Voting Shares and Security Ownership of Certain Beneficial Owners and Management” for the number of Common Shares of the Corporation that each nominee has advised are beneficially owned by him, or over which control or direction is exercised, directly or indirectly.

Name, Residence and Position with Corporation	Present and Principal Occupation for the Past Five Years	Date of First Appointment as Director	Age
TIM BAKER Toronto, Ontario, Canada Director	Mr. Baker was appointed Executive Chairman of the Corporation effective January 1, 2013. Mr. Baker has recently served as the Chief Operating Officer and Executive Vice President of Kinross Gold Corporation from June 2006 to November 2010. Mr. Baker, who earned his BSc in Geology from Edinburgh University in 1974, has substantial experience in operating mines and projects, including projects in Chile, the United States, Africa and the Dominican Republic. Prior to working with Kinross Gold Corporation, Mr. Baker served as an Executive General Manager of Placer Dome Chile, where he was responsible for the Placer Dome operations, including at the Zaldivar mine and Kinross-Placer joint venture at La Coipa as well as the Pueblo Viejo project in the Dominican Republic. Mr. Baker was an Independent Director of Eldorado Gold Corporation between May 2011 and December 2012, and has been an independent non-executive Director of Pacific Rim Mining Corp. since March 2012. Mr. Baker has also been a Director of Antofagasta plc since March 2011; Underworld Resources Inc. from May 2010 to January 2011; Aurelian Resources Inc. from September 2008 to October 2010 and Augusta Resource Corporation since September 2008. Mr. Baker’s extensive and ongoing experience as a director of a wide spectrum of companies and as an executive of various mining companies makes him a vital part to the Board of Directors.	January 1, 2013	60

SAMUEL T. COETZER Toronto, Ontario, Canada Director	Mr. Coetzer was appointed President and Chief Executive Officer of the Corporation, effective January 1, 2013 and a director of the Corporation in December 2012. Prior to this appointment, he served the Corporation as Executive Vice President and Chief Operating Officer from March 2011 to December 2012. Mr. Coetzer has over 25 years of international mining experience, having held increasing levels of responsibility in various mining companies including Kinross Gold Corporation, Xstrata Nickel, Xstrata Coal South Africa, and Placer Dome Inc. From September 2010 until joining the Corporation, he was the Senior Vice President of Red Back Integration at Kinross. Mr. Coetzer consulted to Kinross from February 2009 and was appointed in May 2009 as Senior Vice President, South American Operations for Kinross, serving in this role until September 2010. In this role, Mr. Coetzer was responsible for overseeing the Kinross assets in Brazil, Chile and Ecuador. From June 2007 to October 2008, Mr. Coetzer was the Chief Operating Officer of Xstrata Nickel, and from March 2006 to June 2007, he was the Chief Operating Officer of Xstrata Coal South Africa. Mr. Coetzer also has significant experience in Africa, having been with Placer Dome Inc.’s South African and Tanzanian operations, where he was Managing Director—South Africa and the Executive General Manager – Tanzania, from 2003 to February 2006. Mr. Coetzer’s experience and expertise in managing mining operations of various mining companies positions him well to serve as the Chief Executive Officer and member of the Board of Directors. As Chief Executive Officer and formerly Chief Operating Officer of the Corporation, Mr. Coetzer has demonstrated strong leadership skills and extensive knowledge of operational issues facing the Corporation.	December 13, 2012	52

ROBERT E. DOYLE Toronto, Ontario, Canada Director[2,3,4]	From January 2008 to October 2009, Mr. Doyle was Chief Executive Officer of Medoro Resources Ltd. (pursuant to a merger in June 2011, Medoro is now known as Gran Colombia Gold Corp.), a Canadian gold exploration and development company with activities in Africa and South America. Mr. Doyle was with Pacific Stratus Energy as Executive Vice President from 2005 through 2006, Chief Financial Officer from October 2006 to May 2007 and Vice President from March 2006 to May 2007. He also was Chief Financial Officer of Coalcorp Mining Inc. from November 2005 to May 2007 and Chief Financial Officer of Bolivar Gold Corp. from January 2003 to February 2006. Mr. Doyle currently serves as a director of Gran Colombia Gold Corp. and sits on Gran Colombia’s compensation committee and corporate governance and nominating committee. He also is a member of the board of directors and chairman of the audit committee of Mandalay Resources Corp., a director and member of the audit committee of Detour Gold Corporation, as well as a	February 2, 2010	58

Name, Residence and Position with Corporation	Present and Principal Occupation for the Past Five Years	Date of First Appointment as Director	Age
	director of NXA Inc. Mr. Doyle, a chartered accountant and a chartered director, has over 30 years’ experience in all facets of international resource exploration, development and production. Mr. Doyle brings a broad skill set to the Board of Directors, including a thorough understanding of operations, accounting and financial strategy of international mining companies.

TONY JENSEN Superior, Colorado, USA Director [4]

Mr. Jensen has served as President and Chief Executive Officer of Royal

Gold Inc., a mining royalty company, since 2006. Previously, Mr. Jensen had served as the President and Chief Operating Officer of Royal Gold Inc. from 2003 to 2006. Mr. Jensen was elected to the board of directors of Royal Gold Inc. in 2004. Prior to joining Royal Gold Inc., Mr. Jensen held various positions with Placer Dome Inc., including engineering and management positions at the Golden Sunlight Mine in Montana, Assistant Mine General Manager of Operations at the La Coipa mine in Chile, Director, Finance and Strategic Growth for Placer Dome Latin America, and Mine General Manager of the Cortez Joint Venture. Mr. Jensen is a mining engineering graduate of the South Dakota School of Mines and Technology and holds a Certificate of Finance from Golden Gate University in San Francisco. In addition, Mr. Jensen is a member of the National Mining Association Board and Finance Committee, the Industrial Advisory Board of the South Dakota School of Mines and Technology, and the Advisory Council for the University of Colorado Business School’s Center for Commodities. Mr. Jensen brings to the board extensive operating knowledge and ongoing experience as an executive of companies involved in the global mining and mineral processing industries.

		June 13, 2012	50

IAN MacGREGOR Toronto, Ontario, Canada Director [2,3]	Mr. MacGregor practiced corporate and securities law with a specialty in mining law for over 35 years with Fasken Martineau DuMoulin LLP and its predecessors. Since he retired in 2000 he has served as Chairman of the Board of the Corporation and of the St. Lawrence Seaway Management Corporation and as a director of other entities. Mr. MacGregor brings to the board his substantial experience and expertise in the mining industry and his breadth of exposure to complex legal issues in the industry, which makes him a valued advisor.	April 3, 2000	78

CRAIG J. NELSEN Centennial, Colorado, USA Director [1,4]	Craig J. Nelsen was a founder, and has served as President, Chief Executive Officer and a member of the Board of Directors, of Avanti Mining Inc. since May 2007. From 1999 to June 2007, Mr. Nelsen served as the Executive Vice-President, Exploration, for Gold Fields Limited, one of the world’s largest gold mining companies. Mr. Nelsen was the founder, and served as Chairman of the board of directors, of Metallica Resources Inc. from 1994 to 2008, and was Metallica’s Chief Executive Officer from 1994 to 1999. In June 2008, a three-company merger between Metallica, Peak Gold, and New Gold Inc. was finalized, forming the new, larger gold producer known as New Gold Inc., which is listed on both the Toronto Stock Exchange and NYSE MKT. From June 2008 until May 2012, Mr. Nelsen served as a member of the board of directors of New Gold Inc. Mr. Nelsen holds a M.S. degree in geology from the University of New Mexico and a B.A. degree in geology from the University of Montana. Mr. Nelsen’s experience includes, among other things, his knowledge in mineral property evaluation, including resource and reserve assessment; international mining; mergers and acquisitions; exploration and mine operations; health, safety, environment and community relations; company formation and strategic planning.	May 11, 2011	61

Name, Residence and Position with Corporation	Present and Principal Occupation for the Past Five Years	Date of First Appointment as Director	Age
CHRISTOPHER M. T. THOMPSON Denver, Colorado, USA Director [1,3]	From 1998 through 2002, Mr. Thompson served as Chairman and Chief Executive Officer of Gold Fields Limited, an international gold producer based in South Africa, and as Chairman from 2002 through 2005. Since 2005 to the present, Mr. Thompson served on the boards of several public and private companies. From April 2002 to April 2005 he was the Chairman of the World Gold Council, an industry organization that promotes gold consumption, and from 1991 through 1998 he was the Founder, President and Chief Executive Officer of Castle Group Inc., manager of three privately owned gold mining venture funds. Mr. Thompson has served as director on over 25 public gold mining company boards including recently Ram Power, Corp., and he currently sits on the board of Teck Resources Limited, Jacobs Engineering Group Inc. and Geosynfuels, Inc., a privately held energy company, and is a member of the advisory board of Pala Investments. Mr. Thompson is familiar with all aspects of the gold industry from exploration to marketing. He understands the intricacies of international gold producing operations, and also has specific gold mining experience in Ghana. Mr. Thompson’s 20 plus years’ experience in the gold mining investment and venture capital field enables him to provide the Board valuable insight on financial aspects of the industry.	February 2, 2010	65

WILLIAM L. YEATES Denver, Colorado, USA Director [1,2]	Mr. Yeates is a founding and current audit partner with Hein & Associates LLP. He was previously Hein’s National Director of Auditing and Accounting and has over 35 years of experience working with public companies specializing in extractive industries. From 2005 to 2009, Mr. Yeates served on the Financial Accounting Standards Advisory Council (FASAC). He also has served as a member of the Professional Practice Executive Committee of the Center for Audit Quality, a member of the Executive Committee of the Center for Public Company Audit Firms of the American Institute of CPAs (AICPA), and a member of the SEC Practice Section Executive Committee and of the SEC Regulations Committee of the AICPA. In addition to being a CPA, Mr. Yeates holds an MBA in accounting and a B.S. in finance and marketing from the University of Colorado, Boulder. Mr. Yeates’ extensive experience as an auditor for companies in extractive industries and involvement in numerous accounting committees enables him to provide the Board with valuable insight in the areas of SEC reporting and strategic planning.	October 4, 2011	64

Notes:

1	Member of the Compensation Committee.
2	Member of the Audit Committee.
3	Member of the Nominating and Corporate Governance Committee.
4	Member of the Sustainability Committee.

There are no family relationships among any of the director nominees or directors or executive officers of the Corporation.

See “Statement of Corporate Governance Practices” for information on Board committees and directors’ meeting attendance.

The Board of Directors recommends that shareholders vote FOR the election of the above directors.

Pursuant to the Canada Business Corporations Act, each nominee may be elected by a plurality of the votes cast by shareholders present in person or represented by proxy. However, the Corporation has adopted a majority voting policy whereby if a majority of the Common Shares represented at the Meeting should be withheld from voting for the election of any nominee, the nominee will submit his resignation promptly after the meeting, for the Board’s consideration. The Board will decide whether to accept or reject the resignation within 90 days of the Meeting.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the election of the above directors.

c)	Advisory Vote on Named Executive Officer Compensation

In accordance with SEC rules under the Dodd-Frank Act, shareholders of the Corporation will be asked at the meeting to approve the compensation of our Named Executive Officers as disclosed in this Management Information Circular, which disclosures include those under “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Management Information Circular.

This vote is advisory, which means that its outcome is not binding on the Corporation, the Board of Directors or the Compensation Committee of the Board of Directors.

The Compensation Committee and the Board of Directors believe that the policies and procedures set forth herein under “Compensation Discussion and Analysis” are effective in achieving the Corporation’s goals. As described under “Compensation Discussion and Analysis” the Corporation’s compensation program is designed to motivate its executives to create a successful company. The Corporation believes that its compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for awards of stock options) and long-term incentives (including equity awards that vest over up to three years) and share ownership guidelines reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure.

Accordingly, shareholders will be asked to vote on the following resolution (the “Advisory Vote on Named Executive Officer Compensation Resolution”) at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION OF SHAREHOLDERS THAT the Corporation’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Corporation’s Management Information Circular for the 2013 annual general and special meeting of shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure.”

The Board of Directors recommends that shareholders vote FOR the approval of the Advisory Vote on Named Executive Officer Compensation Resolution. The Advisory Vote on Named Executive Officer Compensation Resolution requires the approval of a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the Advisory Vote on Named Executive Officer Compensation Resolution.

d)	Approval of Amended and Restated Shareholder Rights Plan

The Corporation adopted a Shareholder Rights Plan in 1996 by entering into a Shareholders’ Rights Agreement (the “Original Rights Plan”) dated April 24, 1996 with The R-M Trust Company, as rights agent. In accordance with terms of the Original Rights Plan, as amended, the plan must be renewed every three years failing which it will terminate. The Corporation has entered into and the shareholders approved in 1999, 2004 (“2004 Rights Plan”), 2007 (the “2007 Rights Plan”) and 2010 (the “2010 Rights Plan”) amended and restated shareholders’ rights agreements in substance similar to the Original Rights Plan. The Board has now approved an Amended and Restated Shareholder Rights Plan Agreement (the “2013 Rights Plan”) to amend and restate the 2010 Rights Plan in order to continue until 2016 the outstanding rights (“Rights”) granted under the predecessor Original Rights Plan, the 2004 Rights Plan, the 2007 Rights Plan and the 2010 Rights Plan on the terms and conditions of the 2013 Rights Plan and to reconfirm the continued issuance of the Rights. The 2013 Rights Plan, like its predecessors, is substantially similar to the Original Rights Plan with only certain non-substantive incremental changes consistent with current practice for shareholder rights plans complying with governance best practices.

Shareholders will be asked at the Meeting to vote on a resolution, the text of which is set out below under the heading “Confirmation by Shareholders” (the “Rights Plan Resolution”), to ratify, confirm and approve the adoption of the 2013 Rights Plan. To continue a shareholder rights plan for the Corporation beyond the termination of the Meeting, the Rights Plan Resolution must be passed by a majority of the votes cast by Independent Shareholders (as defined below) who vote in respect thereof. At the date of this Management Information Circular, the Corporation (as defined below) believes that all holders of Common Shares are Independent Shareholders.

“Independent Shareholders”, as defined in the 2010 Rights Plan, are the holders of Common Shares or other securities entitled to vote in the election of directors excluding (i) any Acquiring Person (generally the beneficial holder of 20% or more of the Corporation’s shares, as further defined in the 2010 Rights Plan), (ii) a person who has announced publicly or is making a take-over bid for 20% or more of the Corporation’s shares (iii) any affiliate, associate, or party acting jointly with either of them, or (iv) an employee benefit plan or other plan or trust for the benefit of employees of the Corporation in which voting of the shares in the plan or trust are not voted, deposited or tendered by the beneficiaries. The 2013 Rights Plan contains substantially the same terms and conditions as the 2010 Rights Plan. The 2013 Rights Plan was not adopted in response to or in anticipation of any pending or threatened take-over bid. It is not intended to and will not prevent a take-over of the Corporation. The 2013 Rights Plan does not reduce the duty of the Board to act honestly, in good faith and in the best interests of the Corporation, and to consider on that basis any offer made, nor does the 2013 Rights Plan alter the proxy mechanisms to change the Board, create dilution on the initial issue of the Rights or change the way in which Common Shares trade.

The Corporation believes, accordingly, that the 2013 Rights Plan preserves the fair treatment of shareholders, is consistent with current best Canadian corporate practice and addresses institutional investor guidelines.

Objectives of the 2013 Rights Plan

The 2013 Rights Plan has two primary objectives: (1) to provide the Board with sufficient time to find an alternative value enhancing bid; and (2) to ensure the equal treatment of all Shareholders. The 2013 Rights Plan encourages an offeror either to make a Permitted Bid (as defined in Schedule A), without approval of the Board, having terms and conditions designed to meet the objectives of the 2013 Rights Plan, or to negotiate the terms of the offer with the Board. Failure to do either creates the potential for substantial dilution of the offeror’s position.

The 2013 Rights Plan addresses the following concerns that are widely held to be inherent in the provisions of current legislation governing take-over bids in Canada:

(i)	Time

Securities legislation in Canada currently permits a take-over bid to expire in 35 days. The Board shares the view that 35 days is an insufficient amount of time to permit the Board and the shareholders to assess an offer and for the Board to negotiate with the offeror, solicit competing offers and otherwise try to maximize shareholder value. The 2013 Rights Plan provides that a Permitted Bid must be open for at least 50 days and must remain open for a further period of 10 days after the offeror publicly announces that more than 50% of the outstanding Voting Shares (as defined in the 2013 Rights Plan) held by Independent Shareholders have been deposited or tendered and not withdrawn. The time requirements for leaving a Permitted Bid open have changed from the Original Rights Plan. The Original Rights Plan provided that a Permitted Bid must be open for a minimum of 60 days and remain open for a further period of 10 business days after more than 50% of the outstanding Voting Shares held by Independent Shareholders have been deposited or tendered and not withdrawn. This change is in conformity with Canadian institutional investor guidelines.

(ii)	Pressure to Tender

A shareholder may feel compelled to tender to a take-over bid which the shareholder considers to be inadequate because, in failing to tender, the shareholder may be left with illiquid or minority discounted shares. This is particularly so in the case of a partial bid where the offeror wishes to obtain a control position but does not wish to acquire all of the Common Shares. The 2013 Rights Plan contains a shareholder approval mechanism in the Permitted Bid definition, which is that no Voting Shares may be taken up and paid for under the bid unless more than 50% of the outstanding Voting Shares held by Independent Shareholders have been deposited or tendered and not withdrawn. By requiring a Permitted Bid to remain open for acceptance for a further period of 10 days following public announcement that more than 50% of the outstanding Voting Shares have been deposited, a shareholder’s decision to accept a bid is separated from the decision to tender, lessening concern about undue pressure to tender to the bid.

(iii)	Unequal Treatment of Shareholders

Under current securities legislation, an offeror may obtain control or effective control of the Corporation without paying full value, without obtaining shareholder approval and without treating all of the shareholders equally. For example, an offeror could acquire blocks of shares by private agreement from one or a small group of shareholders at a premium to market price which premium is not shared with the other shareholders. In addition, a person could slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control or effective control without paying a control premium or fair sharing of any control premium among all shareholders. Under the 2013 Rights Plan, if a take-over bid is to qualify as a Permitted Bid, all offers to acquire 20% or more of the Corporation’s outstanding Voting Shares must be made to all shareholders.

Effect of the 2013 Rights Plan

It is not the intention of the Board to entrench themselves or avoid a bid for control that is fair and in the best interests of the Corporation and its shareholders. For example, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the 2013 Rights Plan, regardless of the acceptability of the bid to the Board. Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the Board must act honestly and in good faith with a view to the best interests of the Corporation.

Generally, the board of directors of a corporation confronted with an unsolicited take-over bid will not be allowed to maintain a shareholder rights plan indefinitely to keep a bid from the shareholders; however, Canadian securities regulators have indicated that so long as the board is actively and realistically seeking value-maximizing alternatives, shareholder rights plans serve a legitimate purpose.

The Board believes that the effect of the 2013 Rights Plan will be to enhance shareholder value, ensure equal treatment of all shareholders in the context of an acquisition of control, and lessen the pressure upon a shareholder to tender to a bid.

A summary of the material provisions of the 2013 Rights Plan is set forth as follows. This summary is not complete and is qualified in its entirety by the text of the 2013 Rights Plan, attached hereto as Schedule A.

Summary of 2013 Rights Plan

The following is a summary of the terms and conditions of the 2013 Rights Plan. The 2013 Rights Plan amends and restates the Original Rights Plan, as amended and restated by the 2004 Rights Plan, as amended and restated by the 2007 Rights Plan and as amended and restated by the 2010 Rights Plan.

This summary is qualified in its entirety by, and is subject to, the full text of the 2013 Rights Plan. Copies of the complete 2013 Rights Plan are available upon request. Shareholders wishing to receive a copy of the 2013 Rights Plan should submit their request by telephone at (416) 583-3800, by email at jthompson@gsr.com or by mail to the Corporation, 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9, Attention: Jill Thompson.

All capitalized terms, where used in this summary without definition, have the meanings attributed to them in the 2013 Rights Plan.

Issuance of Rights

Under the 2013 Rights Plan, Rights granted by the Corporation under the Original Rights Plan, the 2004 Rights Plan, the 2007 Rights Plan and the 2010 Rights Plan and which are outstanding at the Record Time of 5:00 p.m. (Vancouver time) on May 9, 2013, are reconfirmed on the terms set out in the 2013 Rights Plan, and the Corporation reconfirms its authorization to continue the issuance of Rights for each “Voting Share” (which includes the Common Shares and any other shares in or interests of the Corporation entitled to vote generally in the election of directors) issued thereafter and prior to the Separation Time (as defined below), subject to the earlier termination or expiration of the Rights as set out in the 2013 Rights Plan.

Exercise Price

Until the Separation Time, the exercise price (“Exercise Price”) of each Right is three times the market price, from time to time, of the Common Shares. From and after the Separation Time, the Exercise Price is three times the market price, as at the Separation Time, per Common Share. The Exercise Price is subject to adjustment as set out in the 2013 Rights Plan.

Term

The 2013 Rights Plan will take effect from and after the close of business on the date that the Meeting terminates (the “Effective Date”), and will expire at the close of business on the date upon which the annual meeting of shareholders of the Corporation to be held in 2016 terminates, subject to earlier termination or expiration of the Rights as set out in the 2013 Rights Plan. The term of the 2013 Rights Plan is three years.

Trading of Rights

Until the Separation Time, the Rights will be evidenced by the certificates representing the associated Common Shares and will be transferable only together with the associated Common Shares. After the Separation Time, separate certificates evidencing the Rights will be mailed to holders of record of Voting Shares (other than any shareholder or group of shareholders making a take-over bid) as of the Separation Time and such separate Rights certificates alone will evidence the Rights.

The Rights will be listed on the Toronto Stock Exchange subject to the Corporation complying with the requirements of the Toronto Stock Exchange.

Separation Time

The Rights are not exercisable and do not trade separately from their associated Voting Shares until the “Separation Time.” The “Separation Time” is the close of business on the tenth trading day after the earliest of (i) the Stock Acquisition Date, which is the first date of public announcement of facts indicating that a person has become an Acquiring Person (as defined below); (ii) the date of the commencement of, or first public announcement of the current intention of any person (other than the Corporation or any subsidiary of the Corporation) to commence, a take-over bid (other than a Permitted Bid or a Competing Permitted Bid, each as defined below); and (iii) the date upon which a Permitted Bid ceases to be one. The Separation Time can also be such later date as may from time to time be determined by the Board.

Acquiring Person

An “Acquiring Person” is a person who is the Beneficial Owner (as defined below) of 20% or more of the outstanding Voting Shares. Excluded from the definition of Acquiring Person are the Corporation and its subsidiaries and any person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition. In general:

(i)	a “Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities, which by reducing the number of Voting Shares and/or Convertible Securities outstanding, increases the percentage of Voting Shares Beneficially Owned by any person;

(ii)	a “Pro Rata Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities as a result of a stock dividend, a stock split or a rights offering issued on the same pro rata basis to all the holders of Voting Shares and/or Convertible Securities of the same class or series; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares and/or Convertible Securities than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such acquisition;

(iii)	a “Permitted Bid Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities made pursuant to a Permitted Bid or a Competing Permitted Bid;

(iv)	an “Exempt Acquisition” means an acquisition by a person of Voting Shares and/or Convertible Securities (i) in respect of which the Board has waived the application of the 2013 Rights Plan, (ii) pursuant to a dividend reinvestment plan, (iii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation (a) to the public pursuant to a prospectus; provided that such person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares so offered than the percentage of Voting Shares Beneficially Owned by such person immediately prior to such distribution, or (b) by way of a private placement, provided that, among other things, such person does not thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement and, in making this determination, the securities to be issued to such person on the private placement shall be deemed to be held by such person but shall not be included in the aggregate number of Voting Shares outstanding immediately prior to the private placement, or (iv) pursuant to an amalgamation, merger, arrangement or other statutory procedure requiring shareholder approval (which is a provision that has been included on the basis that transactions approved by shareholders do not require the protections afforded by shareholder protection rights plans); and

(v)	a “Convertible Security Acquisition” means an acquisition of Voting Shares by a person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

Also excluded from the definition of Acquiring Person are underwriters or banking or selling group members acting in connection with a distribution of securities and any “Grandfathered Person” (generally, any person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares at the Record Time). To the Corporation’s knowledge, there are no Grandfathered Persons.

Beneficial Ownership

In general, a person is deemed to “Beneficially Own” securities actually held by others in circumstances where those holdings are or should be grouped together for purposes of the 2013 Rights Plan. Included are holdings by the person’s “Affiliates” (generally, a person that controls, is controlled by, or is under common control with a specified corporation) and “Associates” (generally, relatives sharing the same residence).

Also included are securities that the person or any of the person’s Affiliates or Associates has the right to acquire within 60 days (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pursuant to pledges of securities in the ordinary course of business). The Original Rights Plan did not include Affiliates or Associates in the definition of “Beneficial Ownership”.

A person is also deemed to Beneficially Own any securities that are Beneficially Owned (as described above) by any other person with which, and in respect of which security, such person is acting jointly or in concert. A person is acting jointly or in concert with any other person who is a party to an agreement, commitment or understanding with the first person for the purpose of acquiring or offering to acquire Voting Shares and/or Convertible Securities.

Exclusions from the Definition of Beneficial Ownership

The definition of “Beneficial Ownership” contains several exclusions whereby a person is not considered to Beneficially Own a security. There are exemptions from the deemed Beneficial Ownership provisions for institutional shareholders acting in the ordinary course of business and the performance of their duties. These exemptions apply to (i) an investment manager (“Manager”) which holds securities in the performance of the Manager’s duties for the account of any other person (a “Client”); (ii) a licensed trust company (“Trust Company”) acting as trustee or administrator or in a similar capacity for the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”); (iii) a Crown agent or agency (a “Crown Agent”), (iv) a person established by statute (a “Statutory Body”), the ordinary business or activity of which includes the management of investment funds for employee benefit plans, pension plans and insurance plans (other than insurance plans administered by insurance companies) of various public bodies, and (v) the administrator (“Administrator”) of one or more pension funds or plans (a “Plan”) registered under applicable law. The foregoing exemptions apply only so long as the Manager, Trust Company, Crown Agent, Statutory Body, Administrator or Plan is not then making or has not then publicly announced an intention to make a take-over bid, other than pursuant to a distribution by the Corporation or by means of ordinary market transactions.

Also, a person will not be deemed to “Beneficially Own” a security because such person (i) is a Client of the same Manager, an Estate Account or an Other Account of the same Trust Company, or a Plan with the same Administrator as another person or Plan on whose account the Manager, Trust Company or Administrator, as the case may be, holds such security; or (ii) is a Client of a Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Manager, Trust Company, Administrator or Plan, as the case may be.

A person will not be deemed to “Beneficially Own” any securities that are the subject of a Permitted Lock-Up Agreement. A “Permitted Lock-Up Agreement” is an agreement (the “Lock-Up Agreement”) between a person and one or more holders of Voting Shares and/or Convertible Securities (each a “Locked-Up Person”) (the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-Up Bid (as defined below) is publicly announced or, if the Lock-Up Bid has been made prior to the date on which such agreement is entered into, not later than the date of such agreement), pursuant to which such Locked-Up Person agrees to deposit or tender Voting Shares and/or Convertible Securities to a take-over bid (the “Lock-Up Bid”) made or to be made by the person, any of such person’s Affiliates or Associates or any other person with which, and in respect of which security, such person is acting jointly or in concert, provided that:

(i)	the Lock-Up Agreement permits such Locked-Up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Bid in order to deposit or tender such securities to another take-over bid or support another transaction where:

(A)	the price or value per Voting Share or Convertible Security offered under such other take-over bid or transaction exceeds the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(B)	the price or value per Voting Share or Convertible Security offered under such other take-over bid or transaction exceeds by as much as or more than a specified amount (the “Specified Amount”) the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(C)	the number of Voting Shares and/or Convertible Securities to be purchased under such other take-over bid or transaction exceeds by as much as or more than a specified number (the “Specified Number”) the number of Voting Shares and/or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid at a price or value per Voting Share or Convertible Security that is not less than the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares and/or Convertible Securities offered under the Lock-Up Bid;

and, for greater certainty, such Lock-Up Agreement may contain a right of first refusal or require a period of delay to give the offeror under the Lock-Up Bid an opportunity to match a higher price, value or number in such other take-over bid or transaction, or other similar limitation on a Locked-Up Person’s right to withdraw Voting Shares from the Lock-Up Agreement, so long as the limitation does not preclude the exercise by the Locked-Up Person of the right to withdraw Voting Shares and/or Convertible Securities in sufficient time to deposit or tender to the other take-over bid or to support the other transaction; and

(ii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-Up Bid to a Locked-Up Person; and

(B)	50% of the amount by which the price or value payable under another take-over bid or other transaction to a Locked-Up Person exceeds the price or value of the consideration that such Locked-Up Person would have received under the Lock-Up Bid, shall be payable by a Locked-Up Person pursuant to the Lock-Up Agreement in the event a Locked-Up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid, or withdraws Voting Shares and/or Convertible Securities previously tendered thereto in order to tender to another take-over bid or support another transaction.

The exclusion of Permitted Lock-Up Agreements from the definition of “Beneficial Ownership” is in conformity with Canadian institutional investor guidelines.

Flip-In Event

A “Flip-In Event” occurs when any person becomes an Acquiring Person. If a Flip-In Event occurs prior to the Expiration Time that has not been waived by the Board (see “Waiver,” below), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any person acting jointly or in concert with an Acquiring Person) or a transferee of any such person, which Rights will become null and void) shall constitute the right to purchase from the Corporation, on payment of the Exercise Price, Common Shares having an aggregate market price equal to twice the Exercise Price, for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustments.

Permitted Bid and Competing Permitted Bid

A take-over bid will not trigger a Flip-In Event if it is a Permitted Bid or Competing Permitted Bid. A “Permitted Bid” is a take-over bid made by way of a take-over bid circular to all holders of Voting Shares (other than the Offeror) and which complies with the following additional provisions:

(i)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the take-over bid prior to the close of business on a date which is not less than 50 days following the date of the take-over bid;

(ii)	unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to the take-over bid at any time prior to the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities and all Voting Shares and/or Convertible Securities deposited or tendered pursuant to the take-over bid may be withdrawn at any time prior to the close of business on such date;

(iii)	more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders must be deposited or tendered to the take-over bid and not withdrawn at the close of business on the date of first take-up or payment for Voting Shares and/or Convertible Securities; and

(iv)	in the event that more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered to the take-over bid and not withdrawn as at the date of first take-up or payment for Voting Shares and/or Convertible Securities under the take-over bid, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 days from the date of such public announcement.

A Competing Permitted Bid is a take-over bid that is made after a Permitted Bid has been made but prior to its expiry, termination or withdrawal and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is only required to remain open until a date that is not less than the later of 35 days after the date of the take-over bid constituting the Competing Permitted Bid and 50 days after the date of the take-over bid of the prior bid. The time requirements for leaving a Competing Permitted Bid open have changed from the Original Rights Plan. The Original Rights Plan provided that a Competing Permitted Bid remain open until a date that is not less than the later of 35 days after the date of the take-over bid constituting the Competing Permitted Bid and 60 days after the date of the take-over bid of the prior bid. This change is in conformity with Canadian institutional investor guidelines.

Redemption

Redemption of Rights on Approval of Holders of Voting Shares and Rights. With the prior consent of the holders of Voting Shares or Rights, the Board may at any time prior to the occurrence of a Flip-In Event that has not been waived, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right (the “Redemption Price”), subject to adjustment for anti-dilution as provided in the 2013 Rights Plan. The requirement to obtain the prior consent of the holders of Voting Shares or Rights under this provision is in conformity with Canadian institutional investor guidelines.

Deemed Redemption. If a person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition in respect of which the Board has waived or has been deemed to have waived the application of the 2013 Rights Plan consummates the acquisition of the Voting Shares, the Board shall be deemed to have elected to redeem the Rights for the Redemption Price.

Redemption of Rights on Withdrawal or Termination of Bid. Where a take-over bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or otherwise terminates after the Separation Time and prior to the occurrence of a Flip-In Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being so redeemed, all the provisions of the 2013 Rights Plan shall continue to apply as if the Separation Time had not occurred and Rights Certificates had not been mailed, and the Separation Time shall be deemed not to have occurred.

Waiver

Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. With the prior consent of the holders of Voting Shares the Board may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares or by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, waive the application of the 2013 Rights Plan to such Flip-In Event. The requirement to obtain the prior consent of the holders of Voting Shares under this provision is a change from the Original Rights Plan, which provided the Board with a discretionary waiver without such prior consent. This change is in conformity with Canadian institutional investor guidelines.

Discretionary Waiver respecting Acquisition by Take-over Circular and Mandatory Waiver of Concurrent Bids. The Board may, prior to the occurrence of a Flip-In Event that would occur by reason of an acquisition of Voting Shares pursuant to a take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares, waive the application of the 2013 Rights Plan to such a Flip-In Event, provided that if the Board waives the application of the 2013 Rights Plan to such a Flip-In Event, the Board shall be deemed to have waived the application of the 2013 Rights Plan in respect of any other Flip-In Event occurring by reason of any such take-over bid made by means of a take-over bid circular sent to all holders of Voting Shares prior to the expiry of the take-over bid for which a waiver is, or is deemed to have been, granted.

Waiver of Inadvertent Acquisition. The Board may waive the application of the 2013 Rights Plan in respect of the occurrence of any Flip-In Event if (i) the Board has determined that a person became an Acquiring Person under the 2013 Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of waiver the person is no longer an Acquiring Person.

Supplements and Amendments

The Corporation may make changes to the 2013 Rights Plan prior to or after the Separation Time to correct any clerical or typographical error or to maintain the validity of the 2013 Rights Plan as a result of any change in any applicable legislation, rules or regulation without the approval of the holders of the Voting Shares or Rights. The Corporation may also make changes to the 2013 Rights Plan prior to the Meeting without the approval of the holders of the Voting Shares or the Rights.

The Corporation may, with the approval of the holders of Voting Shares, at any time prior to the Separation Time, make changes to or rescind any of the provisions of the 2013 Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

The Corporation may, with the approval of the holders of Rights, at any time after the Separation Time, make changes to or rescind any of the provisions of the 2013 Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

Anti-Dilution Adjustments

The Exercise Price of a Right, the number and kind of shares subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

(i)	if there is a dividend payable in Common Shares or Convertible Securities (other than pursuant to any optional stock dividend program, dividend reinvestment program or dividend payable in Common Shares in lieu of a regular cash dividend) on the Common Shares, or a subdivision or consolidation of the Common Shares, or an issuance of Common Shares or Convertible Securities in respect of, in lieu of or in exchange for Common Shares; or

(ii)	if the Corporation fixes a record date for the distribution to all holders of Common Shares of certain rights, options or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than regular periodic cash dividends or stock dividends payable in Common Shares) or rights or warrants.

Confirmation by Shareholders

In order to pass the Rights Plan Resolution, at least 50% of the votes cast at the Meeting by holders of Common Shares, present in person or by proxy, must be voted in favour of such resolution. If the Rights Plan Resolution is approved at the Meeting, the Corporation and Canadian Stock Transfer Company Inc., as Administrative Agent for CIBC Mellon Trust Company (the “Rights Agent”) will enter into the 2013 Rights Plan to take effect at the close of business on the date of the Meeting. If the Rights Plan Resolution is not approved at the Meeting, the Rights and the 2010 Rights Plan will terminate, the 2013 Rights Plan will not become effective and the Corporation will no longer have any form of shareholder rights plan.

The Board reserves the right to alter any terms of or not to proceed with the 2013 Rights Plan at any time prior to the Meeting in the event that the Board determines, in light of subsequent developments, that to do so is in the best interests of the Corporation and its shareholders.

The Rights Plan Resolution is as follows:

“RESOLVED AS AN ORDINARY RESOLUTION that:

1.	the shareholder protection rights plan of the Corporation be continued, and the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2013 (the “2013 Rights Agreement”) between the Corporation and Canadian Stock Transfer Company Inc., as Administrative Agent for CIBC Mellon Trust Corporation, as rights agent, which amends and restates the Rights Agreement dated as of April 24, 1996 between the Corporation and The R-M Trust Company, as rights agent, as amended pursuant to an Amending Agreement dated as of June 30, 1999 between the Corporation and CIBC Mellon Trust Company (formerly The R-M Trust Company), as rights agent (collectively, the “Original Rights Agreement”), as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 (the “2004 Rights Agreement”), as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007 (the “2007 Rights Agreement”), as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 6, 2010 (the “2010 Rights Agreement”), that continues the Rights issued under the Original Rights Agreement, the 2004 Rights Agreement, the 2007 Rights Agreement and the 2010 Rights Agreement that are outstanding at the Record Time (as defined in the 2013 Rights Agreement) on the terms set out in the 2013 Rights Agreement, and continues the issuance of Rights thereafter until the termination or expiration of the 2013 Rights Agreement, be and is hereby approved, ratified, confirmed; and

2.	any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute and deliver or cause to be executed and delivered, all such documents, agreements and instruments as are necessary or desirable to give effect to the foregoing resolution, and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such documents, agreements or instruments or the doing of any such acts or things.”

The Board of Directors recommends that shareholders vote FOR the 2013 Rights Plan.

The Board has concluded that the continuation of the Shareholder Rights Plan is in the best interests of the Corporation and its shareholders. Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies FOR the approval of the 2013 Rights Plan and the Rights Plan Resolution.

e)	Appointment of Auditor

It is proposed to approve an ordinary resolution to appoint the firm of PricewaterhouseCoopers LLP as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns as provided by law and by the Corporation’s By-laws and to authorize the Audit Committee of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Corporation.

Representatives of PricewaterhouseCoopers LLP will be invited to attend at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

The Board of Directors recommends that shareholders vote FOR the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for 2013. If a majority of the Common Shares represented at the Meeting should be withheld from voting for the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation, the Board will appoint another firm of chartered accountants based upon the recommendation of the Audit Committee.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the appointment of PricewaterhouseCoopers LLP and to authorize the Audit Committee of the Board of Directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors.

AVAILABILITY OF DOCUMENTS

Financial information regarding the Corporation can be found in the following documents, which documents have been filed or will be filed with the SEC in the United States and securities commissions or similar authorities in various provinces of Canada and copies of which may be requested, after filing, by any person to whom a proxy statement is delivered, and shall be provided without charge within one business day of the receipt of such request, by Golden Star Resources Ltd., 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9 Tel: (416) 583-3800, Attention: Investor Relations.

a)	the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein and the related management’s discussion and analysis of the financial condition and results of operations; and

b)	comparative audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal years ended December 31, 2012, 2011 and 2010, together with the report of the auditors thereon, and any interim financial statements of the Corporation that may be subsequently filed and management’s discussion and analysis of the financial condition and results of operations.

Additional information relating to the Corporation is available on The System for Electronic Document Analysis & Retrieval (or SEDAR) at www.sedar.com.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Performance Graph and Table” and is incorporated by reference herein, and is also provided in the Corporation’s 2012 Annual Report which accompanies this Management Information Circular. A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 is available at www.sedar.com, www.sec.gov and upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following financial statements and information of the Corporation accompany and form part of, and are specifically incorporated by reference into, this Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2012 and 2011, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010; (b) the Notes to the Consolidated Financial Statements; (c) the Auditors’ Report on such financial statements; (d) the report on Management’s Responsibility for Financial Information; and (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations. These documents are available on SEDAR at www.sedar.com and a copy of any such document may be obtained free of charge upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

The reports of the Compensation and Audit Committees and the information under the heading “Performance Graph and Table” shall not be deemed incorporated by reference by any general statement incorporating by reference this Management Information Circular into any filing under the United States Securities Act of 1933 (the “Securities Act”) or the United States Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

2012 ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2012 accompanies this Management Information Circular. The consolidated financial statements of the Corporation, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2012, 2011 and 2010 and management’s discussion and analysis of the Corporation’s financial condition and results of operations are included in the Annual Report.

2014 SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Corporation’s Management Information Circular for the year 2014 annual general meeting of shareholders, shareholder proposals prepared in accordance with applicable rules governing shareholder proposals must be received at the Corporation’s corporate office, 150 King Street West, Sun Life Financial Tower, Suite 1200, Toronto, Ontario, Canada M5H 1J9, Attention: Chief Financial Officer, on or before December 13, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation’s officers, directors and shareholders holding more than 10% of the Corporation’s Common Shares are required to file beneficial ownership reports under Section 16(a) of the Exchange Act, generally within two days of the event triggering the requirement to file such a report. Based solely on the Corporation’s review of the copies of such reports it has received, the Corporation believes that all its directors and officers filed all such reports on a timely basis with respect to transactions during 2012, except that Mr. Robert Doyle and Mr. Craig Nelsen were each granted DSUs on January 31, 2012, but the forms for reporting the transactions were filed on March 13, 2012.

OTHER MATTERS

Management of the Corporation is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

APPROVAL

The contents and mailing of this Management Information Circular have been approved by the Board of Directors of the Corporation.

DATED this 14th day of March, 2013.

ON BEHALF OF THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD.

By: “Samuel T. Coetzer”	By: “Jeffrey A. Swinoga”
Samuel T. Coetzer President and Chief Executive Officer	Jeffrey A. Swinoga Executive Vice President and Chief Financial Officer

SCHEDULE A

(See attached)

AMENDED AND RESTATED

SHAREHOLDER RIGHTS PLAN AGREEMENT

(amending and restating the Rights Agreement dated as of April 24, 1996, as amended by an Amending Agreement dated as of June 30, 1999, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 6, 2010)

Dated as of May 9, 2013

BETWEEN

GOLDEN STAR RESOURCES LTD.

and

CANADIAN STOCK TRANSFER COMPANY INC.,

AS ADMINISTRATIVE AGENT FOR CIBC MELLON TRUST COMPANY

as Rights Agent

ARTICLE 1 INTERPRETATION		2

1.1	Certain Definitions	2
1.2	Currency	15
1.3	Number and Gender	16
1.4	Descriptive Headings and References	16
1.5	Acting Jointly or in Concert	16
1.6	Holder	16
1.7	Calculation of Voting Shares Beneficially Owned	16

ARTICLE 2 THE RIGHTS		17

2.1	Legend on Voting Share Certificates	17
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	17
2.3	Adjustments to Exercise Price; Number of Rights	20
2.4	Date on Which Exercise is Effective	27
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	27
2.6	Registration, Registration of Transfer and Exchange	28
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	28
2.8	Persons Deemed Owners	29
2.9	Delivery and Cancellation of Certificates	29
2.10	Agreement of Rights Holders	30

ARTICLE 3 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT		31

3.1	Flip-in Event	31

ARTICLE 4 THE RIGHTS AGENT		32

4.1	General	32
4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent	33
4.3	Duties of Rights Agent	34
4.4	Change of Rights Agent	36

ARTICLE 5 MISCELLANEOUS		36

5.1	Redemption and Termination of Rights	36
5.2	Waiver of Flip-In Events	38
5.3	Expiration	38
5.4	Issuance of New Rights Certificates	38
5.5	Supplements and Amendments	39
5.6	Fractional Rights and Fractional Shares	40
5.7	Rights of Action	41
5.8	Holder of Rights Not Deemed a Shareholder	41
5.9	Notice of Proposed Actions	41
5.10	Notices	42
5.11	Costs of Enforcement	43

5.12	Successors	43
5.13	Benefits of this Agreement	43
5.14	Governing Law	44
5.15	Language	44
5.16	Counterparts	44
5.17	Severability	44
5.18	Determinations and Actions by the Board of Directors	44
5.19	Effective Date and Expiration Time	44
5.20	Regulatory Approvals	45
5.21	Time of the Essence	45
5.22	Declaration as to Non-Canadian Holders	45

- ii -

AMENDED AND RESTATED

SHAREHOLDER RIGHTS PLAN AGREEMENT

AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT dated as of May 9, 2013 between GOLDEN STAR RESOURCES LTD., a corporation organized under the laws of Canada (the “Corporation”), and CANADIAN STOCK TRANSFER COMPANY INC., as Administrative Agent for CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada, as rights agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder), amending and restating the Rights Agreement dated as of April 24, 1996 between the Corporation and The R-M Trust Company, as rights agent, as amended pursuant to an Amending Agreement dated as of June 30, 1999 between the Corporation and CIBC Mellon Trust Company (formerly The R-M Trust Company), as rights agent, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004 between the Corporation and CIBC Mellon Trust Company as rights agent, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007 between the Corporation and CIBC Mellon Trust Company as rights agent and as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 6, 2010 between the Corporation and CIBC Mellon Trust Company.

WHEREAS the Corporation and The R-M Trust Company entered into a rights agreement dated as of April 24, 1996 (the “1996 Rights Plan”) respecting a shareholder rights plan that was effective until June 30, 1999;

AND WHEREAS the 1996 Rights Plan was amended by an Amending Agreement dated as of June 30, 1999 (the “Amending Agreement”) between the Corporation and CIBC Mellon Trust Company (formerly The R-M Trust Company) that, among other things, extended the 1996 Rights Plan until June 30, 2004, unless earlier terminated or extended (the 1996 Rights Plan, as amended by the Amending Agreement, being the “Original Rights Plan”);

AND WHEREAS the Original Rights Plan was amended and restated by the Amended and Restated Shareholder Rights Plan Agreement between the Corporation and CIBC Mellon Trust Company dated May 20, 2004 (the “2004 Plan”) to be effective until the Close of Business (as defined below) on the date of the annual meeting of the shareholders of the Corporation to be held in 2007;

AND WHEREAS the Original Rights Plan as amended and restated pursuant to the 2004 Plan was amended and restated by the Amended and Restated Shareholder Rights Plan Agreement between the Corporation and CIBC Mellon Trust Company dated May 9, 2007 (the “2007 Plan”) to be effective until the Close of Business on the date of the annual meeting of the shareholders of the Corporation to be held in 2010;

AND WHEREAS the Original Rights Plan as amended and restated pursuant to the 2007 Plan was amended and restated by the Amended and Restated Shareholder Rights Plan Agreement between the Corporation and CIBC Mellon Trust Company dated May 6, 2010 (the “2010 Plan”) to be effective until the Close of Business on the date of the annual meeting of the shareholders of the Corporation to be held in 2013;

AND WHEREAS the Board of Directors (as hereinafter defined) has determined that it is advisable and in the best interests of the Corporation to continue the Original Rights Plan, as amended and restated pursuant to the 2004 Plan, as amended and restated pursuant to the 2007 Plan, as amended and restated pursuant to the 2010 Plan, by adopting an Amended and Restated Shareholder Rights Plan Agreement as provided herein (the “Rights Plan”) to take effect on the Effective Date (as hereinafter defined), subject to approval by the Independent Shareholders (as hereinafter defined) at the annual and special meeting of the shareholders of the Corporation scheduled to be held on May 9, 2013, to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any Take-Over Bid (as hereinafter defined) and, due to the uniqueness of the Corporation’s business, to ensure that the Board of Directors are provided with sufficient time to evaluate unsolicited Take-Over Bids and to explore and develop alternatives to maximize shareholder value;

AND WHEREAS in order to implement the Rights Plan, the Board of Directors has:

(a)	reconfirmed the issuance of one right (a “Right”) effective at the Record Time (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time; and

(b)	reconfirmed its authorization of the issuance of one Right in respect of each Voting Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Rights Agent has agreed to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

(A)	a Voting Share Reduction,

(B)	a Permitted Bid Acquisition,

(C)	an Exempt Acquisition,

(D)	a Convertible Security Acquisition, or

(E)	a Pro Rata Acquisition.

provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of an additional 1% or more of the outstanding Voting Shares (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Pro Rata Acquisition), then as of the date and time that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person;

(iii)	an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of an acquisition from the Corporation in connection with a distribution of securities pursuant to a prospectus or by way of a private placement; and

(iv)	a Grandfathered Person, provided, however, that if after the Record Time such Person becomes the Beneficial Owner of an additional 1% or more of the outstanding Voting Shares (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Pro Rata Acquisition), then as of the date and time that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person.

“Affiliate”, when used to indicate a relationship with a specified corporation, means a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is a corporation controlled by, or is a corporation under common control with, such specified corporation.

“Agreement” means this amended and restated shareholder rights plan agreement between the Corporation and the Rights Agent, as amended, supplemented or restated from time to time; “hereof”, “herein”, “hereto” and similar expressions mean and refer to this Agreement as a whole and not any particular part of this Agreement.

“Associate”, when used to indicate a relationship with a specified Person, means (i) a spouse of such specified Person, (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage, or (iii) any relative of such specified Person or of a Person mentioned in Clause (i) or (ii) of this definition if that relative has the same residence as the specified Person.

“Beneficial Owner”: a Person shall be deemed the “Beneficial Owner” and to have “Beneficial Ownership” of and to “Beneficially Own”, any security:

(i)	of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)	as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (A) upon the purchase, exercise, conversion or exchange of any Convertible Securities, or (B) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, in each case if such right is then exercisable or exercisable within a period of 60 days of the date of the determination of Beneficial Ownership, and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and members of banking groups or selling groups with respect to a distribution of securities pursuant to a prospectus or by way of a private placement and other than pursuant to pledges of securities in the ordinary course of business); and

(iii)	which is Beneficially Owned within the meaning of Clause (i) or (ii) of this definition by any other Person with which, and in respect of which security, such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security by reason of:

(1)	such security having been deposited or tendered pursuant to a Take-Over Bid made by such Person, any of such Person’s Affiliates or Associates or any other Person with which, and in respect of which security, such Person is acting jointly or in concert, until such deposited or tendered security has been accepted unconditionally for payment or exchange or has been taken up and paid for, whichever shall first occur;

(2)	the holder of such security having agreed pursuant to a Permitted Lock-Up Agreement to deposit or tender such security pursuant to a Take-Over Bid made by such Person, any of such Person’s Affiliates or Associates or any other Person with which, and in respect of which security, such Person is acting jointly or in concert, until the earliest time at which any such deposited or tendered security has been accepted unconditionally for payment or exchange or has been taken up and paid for, whichever shall first occur;

(3)	such Person, for greater certainty, holding such security in the ordinary course of such Person’s business or activities as follows:

(A)	such Person (in this definition, a “Manager”) manages mutual funds or other investment funds for others (which others may include, or be limited to, employee benefit plans and pension plans), if such security is held by the Manager in the performance of the Manager’s duties for the account of another Person (in this definition, a “Client”, which term shall include any non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable law);

(B)	such Person (in this definition, a “Trust Company”) is licensed as a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity for the estates of deceased or incompetent Persons (each, in this definition, an “Estate Account”) or for other accounts (each, in this definition, an “Other Account”), if such security is held by the Trust Company for the Estate Account or for such Other Accounts;

(C)	such Person (in this definition, a “Crown Agent”) is a Crown agent or agency that manages public assets, if such security is held by the Crown Agent for the purposes of its activities as Crown Agent;

(D)	such Person (in this definition, a “Statutory Body”) is established by statute for purposes that include the management of investment funds for employee benefit plans, pension plans and insurance plans (other than insurance plans administered by insurance companies) of various public bodies, if such security is held by the Statutory Body for the purposes of its activities as Statutory Body; or

(E)	such Person (in this definition, an “Administrator”) is the administrator or trustee of one or more pension funds or plans (each, in this definition, a “Plan”) registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed, or is such a Plan, if such security is held by the Administrator or Plan for the purposes of its activities as Administrator or Plan;

but only if the Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making or has not publicly announced a current intention to make a Take-Over Bid, alone or by acting jointly or in concert with any other Person, other than pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, securities quotation system or an organized over-the-counter market;

(4)	such Person, for greater certainty, being a Client of the same Manager as another Person on whose account the Manager holds such security;

(5)	such Person, for greater certainty, having an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security;

(6)	such Person, for greater certainty, being a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(7)	such Person, for greater certainty:

(A)	being a Client of a Manager, if such security is owned at law or in equity by the Manager;

(B)	being an Estate Account or an Other Account of a Trust Company, if such security is owned at law or in equity by the Trust Company; or

(C)	being a Plan, if such security is owned at law or in equity by the Administrator of the Plan; or

(8)	such Person being the registered holder of such security as a result of carrying on the business of, or acting as nominee for, a securities depository.

“Board of Directors” means the board of directors of the Corporation or any duly constituted or empowered committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day that is treated as a holiday in Vancouver, British Columbia.

“Canada Business Corporations Act” means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended, and the regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means on any date the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

“Canadian-U.S. Exchange Rate” means on any date the inverse of the U.S.-Canadian Exchange Rate.

“Close of Business” on any date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in Vancouver, British Columbia (or, after the Separation Time, the office of the Rights Agent in Vancouver, British Columbia) is closed to the public.

“Common Shares” means the common shares in the capital of the Corporation.

“Competing Permitted Bid” means a Take-Over Bid that:

(i)	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of that Permitted Bid or Competing Permitted Bid (in this definition, the “Prior Bid”);

(ii)	satisfies all the provisions of the definition of a Permitted Bid other than the requirements set out in Clauses (ii)(A) and (D) of the definition of Permitted Bid; and

(iii)	contains, and the take-up and payment for securities deposited or tendered thereunder are subject to, irrevocable and unqualified conditions that:

(A)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the Take-Over Bid (x) prior to the Close of Business on a date that is not less than the later of 35 days after the Offer Date of such Take-Over Bid constituting the Competing Permitted Bid and 50 days after the Offer Date of the earliest Prior Bid then in existence, and (y) then only if, at the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under such Take-Over Bid constituting the Competing Permitted Bid, more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered pursuant to such Take-Over Bid and not withdrawn; and

(B)	in the event that the requirement set forth in Subclause (iii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 days from the date of such public announcement.

“controlled”: a body corporate is “controlled” by another Person or two or more Persons acting jointly or in concert if:

(i)	securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

“Convertible Securities” means at any time any securities issued by the Corporation from time to time (other than the Rights) carrying any purchase, exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities carrying any purchase, exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares (in each case, whether such right is then exercisable or exercisable within or after a specified period and whether or not on condition or the happening of any contingency).

“Convertible Security Acquisition” means the acquisition of Voting Shares by a Person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

“Co-Rights Agent” has the meaning attributed thereto in Subsection 4.1(a).

“Effective Date” means May 9, 2013, which is the date of the annual and special meeting of the holders of Voting Shares to be held in 2013.

“Election to Exercise” shall have the meaning attributed thereto in Subsection 2.2(d).

“Exempt Acquisition” means an acquisition by a Person of Voting Shares and/or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Section 5.2, (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares and/or Convertible Securities where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares and/or Convertible Securities be applied to the purchase from the Corporation of further securities of the Corporation, (iii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation (A) to the public pursuant to a prospectus; provided that such Person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares so offered than the percentage of Voting Shares Beneficially Owned by such Person immediately prior to such distribution, or (B) by way of a private placement; provided that (x) all necessary stock exchange approvals to such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) such Person does not thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement and, in making this determination, the securities to be issued to such Person on the private placement shall be deemed to be held by such Person but shall not be included in the aggregate number of Voting Shares outstanding immediately prior to the private placement, or (iv) pursuant to an amalgamation, merger, arrangement or other statutory procedure requiring shareholder approval.

“Exercise Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right in accordance with the terms hereof and, subject to adjustment thereof in accordance with the terms hereof, the Exercise Price shall be:

(i)	until the Separation Time, an amount equal to three times the Market Price, from time to time, per Common Share; and

(ii)	from and after the Separation Time, an amount equal to three times the Market Price, as at the Separation Time, per Common Share.

“Expansion Factor” has the meaning attributed thereto in Subsection 2.3(b)(x).

“Expiration Time” has the meaning attributed thereto in Subsection 5.19(a)(ii).

“Flip-in Event” means a transaction or event in which any Person becomes an Acquiring Person.

“Grandfathered Person” means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares as determined at the Record Time; provided, however, that a Person shall cease to be a Grandfathered Person in the event that such Person ceases to Beneficially Own 20% or more of the outstanding Voting Shares at any time after the Record Time.

“holder” shall have the meaning attributed thereto in Section 1.6.

“including” and “includes” shall be interpreted on an inclusive basis and shall be deemed to be followed by the words “without limitation”.

“Independent Shareholders” means holders of outstanding Voting Shares, excluding (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any employee benefit plan, share purchase plan, deferred profit sharing plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation (unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or direct whether the Voting Shares are to be deposited or tendered to a Take-Over Bid, in which case such plan or trust shall be considered to be an Independent Shareholder).

“Market Price” per security of any securities on any date means the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through to and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day).

The closing price per security of any securities on any date shall be:

(i)	the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each such security as reported by the principal stock exchange or securities quotation system in Canada on which such securities are listed or admitted to trading (based on the volume of securities traded during the most recently completed financial year);

(ii)	if for any reason none of the prices described in Clause (i) above are available for such date or the securities are not listed or admitted to trading on a stock exchange or securities quotation system in Canada, the last board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date as reported by such other securities exchange or securities quotation system on which such securities are listed or admitted to trading (and if such securities are listed or admitted to trading on more than one other stock exchange or securities quotation system such prices shall be determined based on the stock exchange or securities quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed financial year);

(iii)	if for any reason none of the prices described in Clauses (i) and (ii) above are available for such date or the securities are not listed or admitted to trading on a stock exchange in Canada or any other securities exchange or securities quotation system, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

(iv)	if for such date none of the prices described in Clauses (i), (ii) and (iii) above are available or the securities are not listed or admitted to trading on a stock exchange in Canada or any other securities exchange and are not quoted by any reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if on any such date none of such prices is available, the closing price per security of such securities on such date shall be the fair value per security of such securities on such date as determined in good faith by an internationally recognized investment banking firm selected by the Board of Directors. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

“Offer Date” means the date of a Take-Over Bid.

“Offer to Acquire” shall include:

(i)	an offer to purchase, or a solicitation of an offer to sell, Voting Shares and/or Convertible Securities; and

(ii)	an acceptance of an offer to sell Voting Shares and/or Convertible Securities, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

“Offeror” means a Person who has made a public announcement of a current intention to make or who is making a Take-Over Bid (including a Permitted Bid or a Competing Permitted Bid), but excluding any Person referred to in Clause (3) of the definition of Beneficial Owner in the circumstances described therein.

“Offeror’s Securities” means the aggregate of the Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

“Permitted Bid” means a Take-Over Bid that is made by means of a take-over bid circular and that also complies with the following additional provisions:

(i)	the Take-Over Bid is made to all holders of Voting Shares of record, other than the Offeror; and

(ii)	the Take-Over Bid contains, and the provisions for take-up and payment for securities deposited or tendered thereunder are subject to, irrevocable and unqualified conditions that:

(A)	no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the Take-Over Bid (x) prior to the Close of Business on a date that is not less than 50 days following the Offer Date, and (y) then only if, at the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under such Take-Over Bid, more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered pursuant to the Take-Over Bid and not withdrawn;

(B)	Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to such Take-Over Bid, unless such Take-Over Bid is withdrawn, at any time prior to the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under the Take-Over Bid;

(C)	any Voting Shares and or Convertible Securities deposited or tendered pursuant to the Take-Over Bid may be withdrawn until taken up and paid for; and

(D)	in the event that the requirement set forth in Subclause (ii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 days from the date of such public announcement.

“Permitted Bid Acquisition” means an acquisition by a Person of Voting Shares and/or Convertible Securities pursuant to a Permitted Bid or a Competing Permitted Bid.

“Permitted Lock-Up Agreement” means an agreement (the “Lock-Up Agreement”) between a Person and one or more holders of Voting Shares and/or Convertible Securities (each a “Locked-Up Person”) (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-Up Bid (as defined below) is publicly announced or, if the Lock-Up Bid has been made prior to the date on which such Lock-Up Agreement is entered into, not later than the date of such Lock-Up Agreement (or, if such date is not a Business Day, on the Business Day next following such date)), pursuant to which such Locked-Up Person agrees to deposit or tender Voting Shares and/or Convertible Securities held by such holder to a Take-Over Bid (the “Lock-Up Bid”) made or to be made by such Person, any of such Person’s Affiliates or Associates or any other Person with which, and in respect of which security, such Person is acting jointly or in concert; provided that:

(i)	the Lock-Up Agreement permits such Locked-Up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Bid in order to deposit or tender such securities to another Take-Over Bid or support another transaction where:

(A)	the price or value per Voting Share or Convertible Security offered under such other Take-Over Bid or transaction exceeds the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid;

(B)	the price or value per Voting Share or Convertible Security offered under such other Take-Over Bid or transaction exceeds by as much as or more than a specified amount (the “Specified Amount”) the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(C)	the number of Voting Shares and/or Convertible Securities to be purchased under such other Take-Over Bid or transaction exceeds by as much as or more than a specified number (the “Specified Number”) the number of Voting Shares and/or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid at a price or value per Voting Share or Convertible Security that is not less than the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares and/or Convertible Securities offered under the Lock-Up Bid;

and for greater certainty, such Lock-Up Agreement may contain a right of first refusal or require a period of delay to give the Offeror under the Lock-Up Bid an opportunity to match the higher price, value or number in such other Take-Over Bid or transaction, or other similar limitation on a Locked-Up Person’s right to withdraw Voting Shares from the Lock-Up Agreement, so long as the limitation does not preclude the exercise by the Locked-Up Person of the right to withdraw Voting Shares and/or Convertible Securities in sufficient time to deposit or tender to the other Take-Over Bid or support the other transaction; and

(ii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-Up Bid to a Locked-Up Person; and

(B)	50% of the amount by which the price or value payable under another Take-Over Bid or other transaction to a Locked-Up Person exceeds the price or value of the consideration that such Locked-Up Person would have received under the Lock-Up Bid, shall be payable by a Locked-Up Person pursuant to the Lock-Up Agreement in the event that the Locked-Up Bid is not successfully concluded or if any Locked-Up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid or withdraws Voting Shares and/or Convertible Securities previously deposited or tendered thereto in order to deposit or tender to another Take-Over Bid or support another transaction.

“Person” shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

“Predecessor Plans” means, collectively, the Original Rights Plan, the 2004 Plan, the 2007 Plan and the 2010 Plan and “Predecessor Plan” means any one of them.

“Pro Rata Acquisition” means an acquisition by a Person of Voting Shares and/or Convertible Securities (i) as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares and/or Convertible Securities on the same pro rata basis as all other holders of Voting Shares and/or Convertible Securities of the same class or series; or (ii) pursuant to the receipt or exercise of rights (other than the Rights) to subscribe for or purchase Voting Shares and/or Convertible Securities issued by the Corporation on the same pro rata basis to all of the holders of Voting Shares and/or Convertible Securities of the same class or series, provided that such rights are acquired directly from the Corporation; and further provided, in either case, that such Person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares than the percentage of Voting Shares Beneficially Owned by such Person immediately prior to such acquisition.

“Record Time” means 5:00 p.m. (Vancouver time) on the Effective Date.

“Redemption Price” shall have the meaning attributed thereto in Subsection 5.1(a).

“Regular Periodic Cash Dividend” shall have the meaning attributed thereto in Subsection 2.3(d).

“Rights” means the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

“Rights Certificate” means a certificate representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A or such other form as the Corporation and the Rights Agent may agree.

“Rights Register” and “Rights Registrar” shall each have the meaning attributed thereto in Subsection 2.6(a).

“Securities Act (Ontario)” means the Securities Act, R.S.O. 1990, c. S.5, as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

“Separation Time” means the Close of Business on the tenth Trading Day after the earliest of:

(i)	the Stock Acquisition Date;

(ii)	the date of the commencement of, or first public announcement of the current intention of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-Over Bid (other than a Permitted Bid or Competing Permitted Bid so long as such Take-Over Bid continues to satisfy the requirements of a Permitted Bid or a Competing Permitted Bid); and

(iii)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be a Permitted Bid or a Competing Permitted Bid, as applicable;

or such later date as may be determined by the Board of Directors in good faith, provided, however, that if any Take-Over Bid referred to in Clause (ii) above expires or is terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

“Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to the Securities Act (Ontario), the 1934 Exchange Act or any other applicable securities laws) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

“Subsidiary”: a body corporate is a Subsidiary of another body corporate if:

(i)	it is controlled by (A) that other, or (B) that other and one or more bodies corporate, each of which is controlled by that other, or (C) two or more bodies corporate, each of which is controlled by that other; or

(ii)	it is a Subsidiary of a body corporate that is that other’s Subsidiary.

“Take-Over Bid” means an Offer to Acquire Voting Shares and/or Convertible Securities where the Voting Shares and/or Convertible Securities subject to the Offer to Acquire, together with the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares and/or Convertible Securities at the date of the Offer to Acquire.

“Termination Time” means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1.

“Trading Day”, when used with respect to any securities, means a day on which the principal stock exchange or securities quotation system in Canada on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock exchange or securities quotation system in Canada, a Business Day.

“TSX” means the Toronto Stock Exchange.

“U.S.-Canadian Exchange Rate” means on any date:

(i)	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)	in any other case, the rate on such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means on any date the United States dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate in effect on such date.

“Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities which, by reducing the number of outstanding Voting Shares and/or Convertible Securities, increases the percentage of Voting Shares Beneficially Owned by any Person.

“Voting Shares” means collectively the Common Shares and any other shares in the capital stock or voting interests issued by the Corporation, the holders of which are entitled to vote generally in the election of directors.

“1933 Securities Act” means the Securities Act of 1933 of the United States, as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

“1934 Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

1.2 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3 Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4 Descriptive Headings and References

Descriptive headings and the Table of Contents appear herein for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof. All references to Articles, Sections, Subsections, Clauses and Exhibits are to the articles, sections, subsections, clauses and exhibits forming part of this Agreement unless otherwise indicated. The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement” and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, supplemented or restated from time to time.

1.5 Acting Jointly or in Concert

For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first mentioned Person to acquire or Offer to Acquire Voting Shares and/or Convertible Securities (other than customary agreements with and between underwriters and/or members of banking groups and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of a private placement and other than pursuant to pledges of securities in the ordinary course of business).

1.6 Holder

As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights means the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

1.7 Calculation of Voting Shares Beneficially Owned

For the purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by a Person shall be and be deemed to be the product determined by the formula:

		100 x	A B
where
A	=	the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B	=	the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

Where a Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purposes of both A and B above, but no other unissued Voting Shares shall, for the purposes of such calculation, be deemed to be outstanding.

ARTICLE 2

THE RIGHTS

2.1 Legend on Voting Share Certificates

Voting Share certificates issued after the Record Time and prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Voting Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them prior to the Effective Date the legend set forth in Section 2.1 of the applicable Predecessor Plan and which legend shall be deemed to be amended for all purposes to read the same as the legend set forth below, and after the Effective Date the following legend:

“Until the Separation Time (as such term is defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2013, as amended, supplemented or restated from time to time (the “Rights Agreement”) between Golden Star Resources Ltd. (the “Corporation”) and Canadian Stock Transfer Company Inc., as Administrative Agent for CIBC Mellon Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the registered office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.”

Certificates representing Voting Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Voting Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time. Following the Separation Time, Rights will be evidenced by Rights Certificates issued pursuant to Section 2.2 hereof.

2.2 Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)	Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below) or its U.S. Dollar Equivalent as at the Business Day immediately preceding the day on which such Right is exercised. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be null and void.

(b)	Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share.

(c)	From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Voting Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Voting Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become null and void pursuant to the provisions of Subsection 3.1(b) and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(i)	a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or securities quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii)	a disclosure statement prepared by the Corporation describing the Rights;

provided, however, that a nominee shall be sent the materials provided for in Clauses (i) and (ii) above only in respect of Voting Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Voting Shares which are Beneficially Owned by another Person, the Corporation may require such first-mentioned Person to furnish such information and documentation as the Corporation deems necessary or appropriate to make such determination.

(d)	Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in Vancouver, British Columbia or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation:

(i)	the Rights Certificate evidencing such Rights with an election to exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(ii)	payment by certified cheque, banker’s draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Voting Shares in a name other than that of the holder of the Rights being exercised.

(e)	Upon receipt of a Rights Certificate, with a completed Election to Exercise appropriately completed and duly executed which does not indicate that such Right is null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed in writing by the Corporation) will thereupon promptly:

(i)	requisition from the transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agent to comply with all such requisitions);

(ii)	after receipt of such certificates referred to in Clause 2.2(e)(i), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iii)	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares or fractional Rights;

(iv)	after receipt, deliver such cash referred to in Clause 2.2(e)(iii) to or to the order of the registered holder of the Rights Certificate; and

(v)	tender to the Corporation all payments received upon exercise of the Rights.

(f)	In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)	take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(ii)	take all such action as may be necessary and within its power to comply with any applicable requirements of the Canada Business Corporations Act, the Securities Act (Ontario), the securities acts or comparable legislation of each of the other provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)	use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on the TSX and each other stock exchange and/or securities quotation system on which the Common Shares are then listed or admitted to trading at that time;

(iv)	cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

(v)	pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (for greater certainty not including any income taxes or capital gains of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3 Adjustments to Exercise Price; Number of Rights

(a)	The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(b)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on the Common Shares payable in Common Shares or other capital stock of the Corporation (or Convertible Securities) other than pursuant to any optional stock dividend program, dividend reinvestment plan or dividend payable in Common Shares in lieu of a regular periodic cash dividend;

(ii)	subdivide or change the outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue any Common Shares or other capital stock of the Corporation (or Convertible Securities) in respect of, in lieu of, or in exchange for existing Common Shares;

the Exercise Price and the number of Rights outstanding or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights, shall be adjusted in the manner set forth below.

If the Exercise Price and number of Rights outstanding are to be adjusted:

(x)	the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such purchase, exercise, conversion or exchange rights, if any); and

(y)	each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued or issuable in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof. To the extent that such rights of purchase, exercise, conversion or exchange are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or Convertible Securities) actually issued upon the exercise of such rights.

If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Clause 2.3(b)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent shall amend or supplement this Agreement in order to effect such treatment.

If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1. Adjustments pursuant to Section 2.3 shall be made successively, whenever an event referred to in Section 2.3 occurs.

If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(c)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance to all holders of Common Shares of rights, options or warrants entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities pursuant to which the holder may acquire Common Shares) at a price per Common Share (or, if a Convertible Security having a purchase, exercise, conversion or exchange price, including the price required to be paid to purchase such convertible or exchangeable security or right, per share) less than 90% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted in the manner set forth below. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. To the extent that such rights of purchase, exercise, conversion or exchange are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

Such adjustment shall be made successively whenever such a record date is fixed. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

(d)	In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend (as defined below) or a dividend paid in Common Shares) or rights, options or warrants (excluding those referred to in Subsection 2.3(c)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed.

For the purpose of this Subsection 2.3(d), “Regular Periodic Cash Dividend” means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

(iii)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(e)	Each adjustment made pursuant to this Section 2.3 shall be made as of:

(i)	the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

(ii)	the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsection 2.3(c) or (d) above subject to readjustment to reverse same if such distribution shall not be made.

(f)	In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock in a transaction referred to in Clause 2.3(b)(i) or (iv), or if the Corporation shall take any other action (other than the issue of Common Shares) which might have a negative effect on the holders of Rights, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (c) and (d) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (c) and (d) above, but subject to the prior consent of the holders of Common Shares or Rights obtained as set forth in Subsection 5.5(b) or (c) as applicable, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (c) and (d) above, shall be made. The Corporation and the Rights Agent shall amend or supplement this Agreement as appropriate to provide for such adjustments.

(g)	Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be.

(h)	If as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in the provisions of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(i)	All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(j)	Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(k), upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 2.3(c) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

(i)	multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

(ii)	dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(k)

The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(k), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.6, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(l)	Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(m)	In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(n)	Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance (wholly or in part for cash) of Common Shares at less than the applicable Market Price, (iii) issuance (wholly for cash) of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

(o)	After the Separation Time, the Corporation will not, except as permitted by the provisions hereof, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)	Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

(i)	prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii)	file with the Rights Agent and with each transfer agent for the Common Shares, a copy of such certificate; and

(iii)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4 Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(e) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5 Execution, Authentication, Delivery and Dating of Rights Certificates

(a)	The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)	Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a disclosure statement as described in Subsection 2.2(c), and the Rights Agent shall countersign (manually or by facsimile signature) and mail such Rights Certificates and disclosure statement to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 Registration, Registration of Transfer and Exchange

(a)	From and after the Separation Time, the Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder thereof or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)	All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)	Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed, by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)	The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7 Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)	If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such security or indemnity as may be required by them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)	As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)	Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.

2.9 Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation on request.

2.10 Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a)	such holder shall be bound by and subject to the provisions of this Agreement in respect of all Rights held;

(b)	prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share certificate representing such Right;

(c)	after the Separation Time, the Rights will be transferable only upon registration of the transfer on the Rights Register as provided herein;

(d)	prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	such holder of Rights is not entitled to receive any fractional Rights or fractional Common Shares or other securities upon the exercise of Rights;

(f)	without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be amended or supplemented from time to time in accordance with the provisions of Section 5.5 and the third last paragraph of Subsection 2.3(b); and

(g)	notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE 3

ADJUSTMENTS TO THE RIGHTS IN THE EVENT

OF A FLIP-IN EVENT

3.1 Flip-in Event

(a)	Subject to Subsection 3.1(b) and Sections 5.1 and 5.2, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the Close of Business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b)	Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(i)	an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person); or

(ii)	a transferee or other successor-in-title, directly or indirectly, from an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person) in a transfer of Rights, whether or not for consideration, that the Board of Directors acting in good faith has determined is part of a plan, understanding or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person) that has the purpose or effect of avoiding the provisions of Clause 3.1(b)(i);

shall become null and void without any further action and any holder of such Rights (including transferees or other successors-in-title) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not null and void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Section 3.1 and such Rights shall become null and void.

(c)	Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Clause 3.1(b)(i) or 3.1(b)(ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person, or an Affiliate or an Associate of an Acquiring Person, or a Person acting jointly or in concert with any of them (as such terms are defined in the Shareholder Protection Rights Agreement). This Rights Certificate and the Rights represented hereby shall become null and void in the circumstances specified in Subsection 3.1(b) of the Shareholder Protection Rights Agreement.”

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall be of no effect on the provisions of Subsection 3.1(b).

ARTICLE 4

THE RIGHTS AGENT

4.1 General

(a)	The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each a “Co-Rights Agent”) as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability, cost, claim, action, suit, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the legal costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

(b)	The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)	The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation, provided that failure to inform the Rights Agent of any such events or any defect therein, shall not affect the validity of any action taken hereunder in relation to such events.

4.2 Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)	Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)	In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

4.3 Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)	The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out its duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such experts or advisors.

(b)	Whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an individual believed by the Rights Agent to be the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

(d)	The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)	The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Subsection 2.3(p) describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

(f)	The Corporation will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)	The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such individual; it is understood that instructions to the Rights Agent shall, except where circumstances make it impossible or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

(h)	The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, given to the Rights Agent and to the transfer agent of the Common Shares (by personal delivery or registered or certified mail), and to the holders of the Rights in accordance with Section 5.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent (at the Corporation’s expense) or by the holder of any Rights (which holder shall, with such notice if given after the Separation Time, submit such holder’s Rights Certificate for inspection by the Corporation), then the resigning Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any and all outstanding amounts owing to it pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 5

MISCELLANEOUS

5.1 Redemption and Termination of Rights

(a)	With the prior consent of the holders of Voting Shares or Rights obtained in accordance with Subsection 5.5(b) or (c), as applicable, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Section 5.2, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment to the Exercise Price provided for in Section 2.3 if an event analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)	If a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition occurring under Subsection 5.2(a) or (b), outstanding Voting Shares, the Board of Directors shall, notwithstanding the provisions of Subsection 5.1(a), immediately upon such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(c)	Where a Take-Over Bid that is not a Permitted Bid or Competing Permitted Bid expires, is terminated or is otherwise withdrawn after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

(d)	If the Board of Directors elects or is deemed to have elected to redeem the Rights and, in circumstances where Subsection 5.1(a) is applicable, the requisite consent is given by the holders of Voting Shares or Rights, as applicable, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Subsection 5.1(f), no further Rights shall thereafter be issued.

(e)	Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights or, in circumstances where Subsection 5.1(a) is applicable, within 10 Business Days after the requisite consent is given by the holders of Voting Shares or Rights, as applicable, the Corporation shall give notice of redemption to the holders of the outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register or, prior to the Separation Time, on the register of Voting Shares maintained by the Corporation’s transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(f)	Upon the Rights being redeemed pursuant to Subsection 5.1(c), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and, for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

5.2 Waiver of Flip-In Events

(a)	With the prior consent of the holders of Voting Shares obtained in accordance with Subsection 5.5(b), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than in the circumstances described in Subsection 5.2(b) or (c), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent.

(b)	The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of a Take-Over Bid made by means of a take-over bid circular sent to all holders of record of Voting Shares (which, for greater certainty, shall not include the circumstances described in Subsection 5.2(c)), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent, provided, however, that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-Over Bid which is made by means of a take-over bid circular sent to all holders of record of Voting Shares prior to the expiry, termination or withdrawal of any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.2(b).

(c)	The Board of Directors may waive the application of Section 3.1 to a Flip-in Event provided that the following conditions are satisfied:

(i)	the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(ii)	such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that, at the time of the waiver pursuant to this Subsection 5.2(c), it is no longer an Acquiring Person.

5.3 Expiration

No Person shall have any rights pursuant to this Agreement in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a).

5.4 Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.5 Supplements and Amendments

(a)	The Corporation may from time to time prior to or after the Separation Time amend, supplement or restate this Agreement without the approval of any holders of Rights or Voting Shares in order to correct any clerical or typographical error or, subject to Subsection 5.5(d), to maintain the validity and effectiveness of this Agreement as a result of any change in applicable laws, rules or regulatory requirements. The Corporation may, prior to the date of the shareholders’ meeting referred to in Subsection 5.19(b), amend, supplement or restate this Agreement without the approval of any holders of Voting Shares or Rights in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.5 to the contrary, no such amendment, supplement or restatement shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such amendment, supplement or restatement.

(b)	Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, supplement, restate or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to vote at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

(c)	Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, amend, supplement, restate or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by the holders of Rights (other than any holder of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to vote at a meeting of the holders of Rights. For the purposes hereof, the procedures for the calling, holding and conduct of a meeting of the holders of Rights shall be those, as nearly as may be, which are provided in the Corporation’s by-laws with respect to meetings of its shareholders and each Right shall be entitled to one vote at any such meeting.

(d)	Any amendments, supplements or restatements made by the Corporation to this Agreement pursuant to Subsection 5.5(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

(i)	if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of holders of Voting Shares and the holders of Voting Shares may, by the majority referred to in Subsection 5.5(b), confirm or reject such amendment, supplement or restatement; and

(ii)	if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called and held in accordance with the provisions of Subsection 5.5(c) and the holders of Rights may, by a majority referred to in Subsection 5.5(c), confirm or reject such amendment, supplement or restatement.

Any such amendment, supplement or restatement shall, unless the Board of Directors otherwise stipulates, be effective from the date of the resolution of the Board of Directors adopting such amendment, supplement or restatement, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment, supplement or restatement is confirmed, it shall continue in effect in the form so confirmed. If such amendment, supplement or restatement is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or holders of Rights as required, then such amendment, supplement or restatement shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or if such a meeting of the holders of Rights is not called within 90 days after the date of the resolution of the Board of Directors adopting such amendment, supplement or restatement, at the end of such period, and no subsequent resolution of the Board of Directors to amend, supplement or restate this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or holders of Rights as the case may be.

(e)	The Corporation shall give notice in writing to the Rights Agent of any amendment, supplement or restatement to this Agreement pursuant to Section 5.5 within five Business Days of the date of any such amendment, supplement or restatement, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such amendment, supplement or restatement.

5.6 Fractional Rights and Fractional Shares

(a)	The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Subject to Section 5.3, after the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price at the Separation Time of a whole Right in lieu of such fractional Rights. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Subsection 2.2(e).

(b)	The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price at the date of such exercise of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Voting Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Subsection 2.2 (e).

5.7 Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights, or Rights to which such holder is entitled, in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.8 Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.9), or to receive dividends or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been exercised in accordance with the provisions hereof.

5.9 Notice of Proposed Actions

If after the Separation Time and prior to the Expiration Time:

(i)	there shall occur an adjustment in the rights attaching to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event; or

(ii)	the Corporation proposes to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.10, a notice of such event or proposed action, which shall specify the date on which such adjustment to the Rights occurred or liquidation, dissolution or winding up is to take place, and such notice shall be so given within 10 Business Days after the occurrence of an adjustment to the Rights and not less than 20 Business Days prior to the date of taking such proposed action by the Corporation.

5.10 Notices

Notices or demands to be given or made in connection with this Agreement by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by mail, postage prepaid or by email (with, in the case of email, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Corporation following the giving of the notice or demand by email), addressed (until another address is filed in writing with the Rights Agent) as follows:

Golden Star Resources Ltd.

150 King Street West

Suite 1200

Sun Life Financial Tower

Toronto, Ontario M5H 1J9

Attention:	Jeffrey A. Swinoga, Executive Vice President and Chief Financial Officer

Email:	investor@gsr.com

Notices or demands to be given or made in connection with this Agreement by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Rights Agent following the giving of the notice or demand by fax), addressed (until another address is filed in writing with the Corporation) as follows:

Canadian Stock Transfer Company Inc., as Administrative Agent for

CIBC Mellon Trust Company

1600, 1066 West Hastings Street

Vancouver, British Columbia V6E 3X1

Attention:	Leslie MacFarlane, Associate Director

Fax:	(604) 235-3705

Notices or demands to be given or made in connection with this Agreement by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to such holder following the giving of the notice or demand by fax), addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for the Common Shares.

Any notice given or made in accordance with this Section 5.10 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of faxing or emailing (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter), as the case may be. Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

If mail service is or is threatened to be interrupted at a time when the Corporation or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the Corporation or the Rights Agent may, notwithstanding the foregoing provisions of this Section 5.10, give such notice by means, of publication once in each of two successive weeks in the business section of the Financial Post and, so long as the Corporation has a transfer agent in the United States, in a daily publication in the United States designated by the Corporation, or in such other publication or publications as may be designated by the Corporation and notice so published shall be deemed to have been given on the date on which the first publication of such notice in any such publication has taken place.

5.11 Costs of Enforcement

The Corporation agrees that, if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.12 Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.13 Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.14 Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.15 Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

5.16 Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.17 Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.18 Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith pursuant to this Agreement, shall not subject the Board of Directors to any liability to the holders of the Rights.

5.19 Effective Date and Expiration Time

(a)	Notwithstanding its amendment and restatement as at the date hereof, and subject to Subsection 5.19(b), this Agreement:

(i)	shall be effective and in full force and effect in accordance with its terms from and after the Close of Business on the Effective Date and shall amend, replace and supersede the 2010 Plan, and shall constitute the entire agreement between the parties pertaining to the subject matter hereof, as of the Effective Date; and

(ii)	shall expire and be of no further force or effect from and after the Close of Business on the date (the “Expiration Time”) that is the earlier of (i) the Termination Time, and (ii) the date upon which the annual meeting of the holders of Voting Shares terminates in 2016.

(b)	Notwithstanding Subsection 5.19(a), if the Agreement is not approved by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of approval of this Agreement at the annual and special meeting of the holders of Voting Shares scheduled to be held on May 9, 2013, then the 2010 Plan and all outstanding Rights shall terminate and be null and void and of no further force and effect from and after the Close of Business on the Effective Date and this Agreement shall not become effective.

5.20 Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment, supplement or restatement of this Agreement, shall be subject to receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction including, while any securities of the Corporation are listed and admitted to trading thereon, the TSX.

5.21 Time of the Essence

Time shall be of the essence of this Agreement.

5.22 Declaration as to Non-Canadian Holders

If in the opinion of the Board of Directors (who may rely on the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside of Canada or the United States, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on the exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration or the relevant Persons or securities for such purposes, or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GOLDEN STAR RESOURCES LTD.

By:
Name: Samuel T. Coetzer
Title: President and Chief Executive Officer

By:
Name: Jeffrey A. Swinoga
Title: Executive Vice President and Chief Financial Officer

CANADIAN STOCK TRANSFER COMPANY INC., as Administrative Agent for CIBC MELLON TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

(Form of Rights Certificate)

Certificate No.	Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME NULL AND VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that                             , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2013 amending and restating the Rights Agreement dated as of April 24, 1996, as amended on June 30, 1999, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 20, 2004, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 9, 2007, as amended and restated by the Amended and Restated Shareholder Rights Plan Agreement dated as of May 6, 2010 and as further amended, supplemented or restated from time to time (the “Rights Agreement”) between Golden Star Resources Ltd., a corporation incorporated under the laws of Canada (the “Corporation”) and Canadian Stock Transfer Company Inc., as Administrative Agent for CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in Vancouver, British Columbia or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time by the Corporation. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $<@> (Canadian) per Right.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of Cdn.$0.00001 per Right, subject to adjustment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:

GOLDEN STAR RESOURCES LTD.

By:
Name:
Title:

By:
Name:
Title:

CANADIAN STOCK TRANSFER COMPANY INC., as Administrative Agent for CIBC MELLON TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

TO:

The undersigned hereby irrevocably elects to exercise                                  whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name
Address

Social Insurance, Social Security or other Taxpayer Identification Number

Per:
Dated		Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
Signature Guaranteed

Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or by a medallion guarantee by a member firm of a recognized Medallion Guarantee Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

(To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Rights Certificate.)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED hereby sells, assigns and transfers

unto

(please print name and address of transferee)

the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                      attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

Per:
Dated		Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
Signature Guaranteed

Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or by a medallion guarantee by a member firm a recognized Medallion Guarantee Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

GOLDEN STAR RESOURCES LTD.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS—MAY 9, 2013

PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Common Shareholders of Golden Star Resources Ltd. to be held on Thursday, May 9, 2013

The Management Information Circular and 2012 Annual Report to Shareholders are available at http://www.gsr.com/proxy_2013

THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION

The undersigned holder of common shares of Golden Star Resources Ltd. (the “Corporation”) hereby nominates and appoints Samuel Coetzer, President and Chief Executive Officer of the Corporation, or failing him, Jeffrey A. Swinoga, Executive Vice President and Chief Financial Officer of the Corporation, or instead of any of them,                     , as the proxy of the undersigned to attend, act and vote in respect of all common shares of the Corporation registered in the name of the undersigned at the Annual General and Special Meeting (the “Meeting”) of shareholders of the Corporation to be held at 2:00 p.m. (Toronto time) on Thursday, May 9, 2013 in the Huron/Escarpment Boardrooms at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows, provided that, if no choice is specified herein, or if any instructions given are not clear, the common shares shall be voted as if the shareholder had specified an affirmative vote:

1.	To elect the following persons as directors of the Corporation:

Timothy C. Baker	For	—	Withhold	—

Samuel T. Coetzer	For	—	Withhold	—

Robert E. Doyle	For	—	Withhold	—

Tony Alan Jensen	For	—	Withhold	—

Ian MacGregor	For	—	Withhold	—

Craig J. Nelsen	For	—	Withhold	—

Christopher M. T. Thompson	For	—	Withhold	—

William L. Yeates	For	—	Withhold	—

2.	To pass the Advisory Vote on Named Executive Officer Compensation Resolution (as defined in the accompanying management information circular of the Corporation dated March 14, 2013 (the “Management Information Circular”)):

For	Against

3.	To pass the Rights Plan Resolution (as defined in the accompanying Management Information Circular) approving, ratifying and confirming the Corporation’s Amended and Restated Shareholder Rights Plan Agreement as more particularly described in the accompanying Management Information Circular:

For	Against

4.	To appoint PricewaterhouseCoopers LLP as the auditors of the Corporation and to authorize the Audit Committee to fix the auditors’ remuneration:

For	Withhold

The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said Meeting or any adjournment thereof.

The proxy holder may in his or her discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting (as defined in the accompanying Management Information Circular) or to other matters which may properly come before the Meeting or any adjournment thereof.

DATED this day of , 2013.

Signature

Name of shareholder (Please Print)

Address

Number of common shares held

NOTES:

1.	The common shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE COMMON SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed and striking the name of the management designees named above, in which case only the person so named may vote the common shares at the meeting.

3.	This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.
4.	If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

5.	To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Wednesday, May 8, 2013 at the address set forth in the accompanying return envelope which will be either: (i) Attention: Canadian Stock Transfer Company Inc. as Administrative Agent for CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1 (in the case of common shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange or on the NYSE MKT); or (ii) Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana (in the case of common shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange).